                               STOCK PURCHASE AGREEMENT


                               DATED AS OF JUNE 7, 1996

                                        AMONG

                               UNITED AUTO GROUP, INC.,

                                UAG ATLANTA III, INC.,

                                HICKMAN NISSAN, INC.,

                                  LYNDA JANE HICKMAN

                                         AND

                                  LYNDA JANE HICKMAN
                            AS EXECUTRIX UNDER THE WILL OF
                        JAMES FRANKLIN HICKMAN, JR., DECEASED

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         This STOCK PURCHASE AGREEMENT, dated as of June 7, 1996 is by and among United Auto Group, Inc., a Delaware corporation ("UAG"), UAG Atlanta III, Inc., a Delaware corporation ("Sub"), Hickman Nissan, Inc., a Georgia corporation (the "Company"), Lynda Jane Hickman, an individual resident of the State of Georgia ("Ms. Hickman") and Lynda Jane Hickman, as Executrix under the Will of James Franklin Hickman, Jr. Deceased ("Stockholder").


                                 W I T N E S S E T H:
                                 - - - - - - - - - -

         WHEREAS, the Company operates a Nissan automobile dealership and related businesses in Chamblee, Georgia;

         WHEREAS, the Stockholder owns all of the issued and outstanding shares of common stock, par value $100, of the Company (the "Common Stock");

         WHEREAS, Sub is a wholly-owned subsidiary of UAG; and

         WHEREAS, Sub desires to purchase 500 shares of Common Stock from the Stockholder (the "Shares"), and the Stockholder desires to sell the Shares to Sub (upon the terms and subject to the conditions set forth in this Agreement), such that immediately after giving effect to such purchase and sale, Sub will own one hundred (100%) percent of the issued and outstanding shares of Common Stock, on a fully diluted basis;

         NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto hereby agree as follows:


                                      ARTICLE 1
                             PURCHASE AND SALE OF SHARES


1.1 PURCHASE AND SALE OF THE SHARES.

         (a) PURCHASE AND SALE. Upon the terms and subject to the conditions set forth in this Agreement, the Stockholder shall sell to Sub, and Sub shall purchase from the Stockholder, the Shares for an aggregate purchase price equal to (i) Eleven


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Million Dollars ($11,000,000) (the "Base Price"), which Base Price is subject to adjustment after Closing as provided in SECTION 1.2 hereof and (ii) a promissory note (the "Note") issued by Sub and guaranteed by UAG and the Company in the principal amount of Two Million Dollars ($2,000,000) with interest only payable monthly at the rate of nine percent (9%) per annum and maturing on the second anniversary of the Closing Date (the "Maturity Date"), such promissory note being in the form attached hereto as EXHIBIT A. At the Closing referred to in
SECTION 1.1(b) hereof:

              (i) the Stockholder shall sell, assign, transfer and deliver to Sub the Shares representing 100% of the outstanding Common Stock, free and clear of all Liens (as defined in SECTION 10.11), and shall deliver the certificates representing such Shares accompanied by stock powers duly executed in blank; and

              (ii) Sub shall accept and purchase the Shares from the Stockholder and in payment therefor shall deliver to Stockholder (A) immediately available funds in an aggregate amount equal to the Base Price by wire transfer to an account designated in writing by the Stockholder or by certified funds; (B) the Note duly executed by Sub; (C) a guaranty of the Estate Lease (as defined in SECTION 1.1(c)(iii) hereof executed by UAG, in the form attached hereto as EXHIBIT B (the "UAG Guaranty of Estate Lease); (D) a guaranty of the Argonne Lease (as defined in SECTION 1.1(c)(iv) hereof) executed by UAG, in the form attached hereto as EXHIBIT C (the "UAG Guaranty of Argonne Lease); (E) a guaranty of the Note executed by the Company, in the form attached hereto as EXHIBIT D (the "Company Guaranty of Note"); and (F) a guaranty of the Note executed by UAG in the form attached hereto as EXHIBIT E (the "UAG Guaranty of Note").

         (b) CLOSING. Subject to the conditions set forth in this Agreement, the purchase and sale of the Shares pursuant to this Agreement (the "Closing") shall take place at the offices of Rogers & Hardin, 2700 Cain Tower, Peachtree Center, 229 Peachtree Street, N.E., Atlanta, Georgia 30303, or such other location as the parties shall agree upon, at 10:00 a.m. as soon as practicable following the date on which all conditions to the obligations of the parties hereunder (other than those requiring an


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exchange of certificates, opinions or other documents, or the taking of other action, at the Closing) have been satisfied or waived but no later than the later of: (i) June 28, 1996, (ii) the date that is two (2) business days after the date on which the H-S-R Act (as defined in SECTION 5.11) waiting period expires or is terminated, (iii) the date that is two (2) business days after the date on which the condition set forth in SECTION 6.10 hereof is satisfied; or
(iv) the date that is two (2) business days after the date on which the condition set forth in SECTION 6.17 hereof is satisfied; PROVIDED, HOWEVER, that the Closing Date shall be no later than July 10, 1996. The date on which the Closing occurs is herein referred to as the "Closing Date".

         (c) DELIVERIES AT THE CLOSING. Subject to the conditions set forth in this Agreement, at the Closing:

              (i) the Stockholder shall deliver to Sub (A) certificates representing the Shares bearing the restrictive legend customarily placed on securities that have not been registered under applicable federal and state securities laws and accompanied by stock powers as required by
    SECTION 1.1(a)(i) hereof, and any other documents that are necessary to transfer to Sub good title to all the Shares, and (B) all opinions, certificates and other instruments and documents required to be delivered by the Stockholder at or prior to the Closing or otherwise required in connection herewith;

              (ii) Sub shall pay and deliver to the Stockholder (A) funds as required by SECTION 1.1(a)(ii) hereof, (B) the Note duly executed by Sub;
    (C) the UAG Guaranty of Estate Lease duly executed by UAG; (D) the UAG Guaranty of Argonne Lease duly executed by UAG; (E) the Company Guaranty of Note duly executed by the Company; (F) the UAG Guaranty of Note executed by UAG; and (G) all opinions, certificates and other instruments and documents required to be delivered by Sub at or prior to the Closing or otherwise required in connection herewith;

              (iii) The Stockholder and the Company shall enter into a lease for the real property used in the business of the Company and located at 5211 and 5214 Peachtree Industrial


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    Boulevard, Chamblee, Georgia, in the form attached hereto as EXHIBIT F (the
    "Estate Lease").

              (iv) The Stockholder shall deliver to Sub a lease for the real property used in the business of the Company and located at 3393 Malone Drive, Chamblee, Georgia, in the form attached hereto as EXHIBIT G (the "Argonne Lease") duly executed by Argonne Enterprises, Inc. ("Argonne") and the Company (the "Argonne Lease and the Estate Lease being referred to herein collectively as the "Lease").

              (v) Sub shall deliver to the Stockholder the Release of Guaranty (as defined in SECTION 7.11 hereof).

         (d) UAG hereby guarantees to the Stockholder the full and prompt payment of the Base Price and all other amounts owned by Sub to the Stockholder under this Agreement and the full and timely performance of all the terms, conditions, covenants and agreements to be performed by Sub pursuant to this Agreement.


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1.2 NET WORTH ADJUSTMENT.

         (a) As soon as practicable after the Closing Date, the Stockholder shall deliver to Sub a balance sheet of the Company dated as of the Closing Date (such balance sheet so delivered is referred to herein as the "Closing Date Balance Sheet"). The Closing Date Balance Sheet shall be prepared in good faith on the same basis and in accordance with the accounting principles, methods and practices used in preparing the 1995 Company Balance Sheet (as defined in SECTION 2.5 hereof), subject to the modifications, adjustments and exceptions to such accounting principles, methods and practices set forth on SCHEDULE 1.2(a) hereto (such accounting principles, methods, and practices as so modified and adjusted, and such procedures are referred to herein as the "Accounting Principles"). In connection with the preparation of the Closing Date Balance Sheet, the Stockholder and the Company shall permit the Reviewer (as defined below) and other representatives of Sub to conduct a physical inventory at each location where inventory is held by the Company. From the results of such inventory and prior to the Closing Date, Sub and the Stockholder (or the respective representatives thereof) will prepare a schedule, which shall be signed by Sub and the Stockholder, setting forth the nature and quality of such inventory and such other items as shall be agreed upon by Sub and the Stockholder.

         (b) Within forty-five (45) days after delivery of the Closing Date Balance Sheet, (i) Coopers & Lybrand or such other national accounting firm (the "Reviewer") selected by Sub, shall audit or otherwise review the Closing Date Balance Sheet in such manner as Sub and the Reviewer deem appropriate, and (ii) Sub shall deliver such reviewed balance sheet (the "Reviewed Balance Sheet"), together with the Reviewer's report thereon, to the Stockholder. The Reviewed Balance Sheet (i) shall be prepared on the same basis and in accordance with the Accounting Principles and (ii) shall include a schedule showing the computation of the Final Net Worth (as defined in SECTION 1.2(g)(i) hereof), computed in accordance with the definition of Net Worth set forth in SECTION 1.2(g)(iii) hereof. Sub and the Reviewer shall have the opportunity to consult with the Stockholder, the Company and each of the accountants and other representatives of the Stockholder and the Company and examine the work papers, schedules and other documents prepared by the Stockholder, the Company and each of

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such accountants and other representatives during the preparation of the Closing
Date Balance Sheet. The Stockholder and the Stockholder's independent public accountants shall have the opportunity to consult with the Reviewer and examine the work papers, schedules and other documents prepared by Sub and the Reviewer during the preparation of the Reviewed Balance Sheet.

         (c) The Stockholder shall have a period of forty-five (45) days after delivery to the Stockholder of the Reviewed Balance Sheet to present in writing to Sub all objections the Stockholder may have to any of the matters set forth or reflected therein, which objections shall be set forth in reasonable detail. If no objections are raised within such 45-day period, the Reviewed Balance Sheet shall be deemed accepted and approved by the Stockholder and a supplemental closing (the "Supplemental Closing") shall take place within five
(5) Business Days following the expiration of such 45-day period, or on such other date as may be mutually agreed upon in writing by Sub and the Stockholder.

         (d) If the Stockholder shall raise any objection within the 45-day period, Sub and the Stockholder shall attempt to resolve the matter or matters in dispute and, if resolved, the Supplemental Closing shall take place within five (5) Business Days following such resolution.

         (e) If such dispute cannot be resolved by Sub and the Stockholder within sixty (60) days after the delivery of the Reviewed Balance Sheet, then the specific matters in dispute shall be submitted to a national firm of independent public accountants mutually acceptable to Sub and the Stockholder, which firm shall make a final and binding determination as to such matter or matters. Such accounting firm shall send its written determination to Sub and the Stockholder and the Supplemental Closing, if any, shall take place five (5) Business Days following the receipt of such determination by Sub and the Stockholder. The fees and expenses of the accounting firm referred to in this
SECTION 1.2(e) shall be paid one half by Sub and one half by the Stockholder.

         (f) Sub and the Stockholder agree to cooperate with each other and each other's authorized representatives and with any accounting firm selected by Sub and the Stockholder pursuant to

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SECTION 1.2 (e) hereof in order that any and all matters in dispute shall be resolved as soon as practicable.

         (g) (i) If the Net Worth as shown on the Reviewed Balance Sheet as finally determined through the operation of SECTIONS 1. 2 (a) THROUGH (e) hereof (such amount being referred to herein as the "Final Net Worth") shall be less than Two Million Four Hundred Sixty-three Thousand Dollars ($2,463,000) (the amount of any such deficiency being referred to herein as the "Net Worth Deficiency"), the Stockholder shall pay to Sub at the Supplemental Closing, by wire transfer of immediately available funds to an account designated in writing by Sub within two (2) Business Days of the date of the Supplemental Closing, an amount equal to the Net Worth Deficiency, together with interest on such amount from the Closing Date to the date of the Supplemental Closing at the prime rate or its equivalent (as announced from time to time by Citibank, N.A.); PROVIDED, HOWEVER, that the Stockholder shall not be required to make any payment pursuant to this SECTION 1.2(g)(i) unless the Net Worth Deficiency exceeds Fifty Thousand Dollars ($50,000), in which event the Stockholder shall be fully liable for all such Net Worth Deficiency without regard to such threshold.

              (i) If the Final Net Worth shall be more than Two Million Four Hundred Sixty-three Thousand Dollars ($2,463,000) (the amount of any such excess being referred to herein as the "Net Worth Excess"), Sub shall pay to the Stockholder at the Supplemental Closing, by wire transfer of immediately available funds to an account designated in writing by the Stockholder, an amount equal to the Net Worth Excess, together with interest on such amount from the Closing Date to the date of the Supplemental Closing at the prime rate or its equivalent (as announced from time to time by Citibank, N.A.); PROVIDED, HOWEVER, that Sub shall not be required to make any payment pursuant to this
SECTION 1.2(g)(ii) unless the Net Worth Excess exceeds Fifty Thousand Dollars ($50,000), in which event Sub shall be fully liable for all such Net Worth Excess without regard to such threshold.

              (ii) "Net Worth" computed in connection with the Closing Date Balance Sheet and the Reviewed Balance Sheet shall mean the amount by which the total assets (calculated using the

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FIFO method of inventory which means that the LIFO reserves will be added back to inventory) exceed the total liabilities.


                                      ARTICLE 2
                                  REPRESENTATIONS OF
                           THE COMPANY AND THE STOCKHOLDER

         Subject to the parties' agreement and acknowledgement that certain of the Schedules referred to in this ARTICLE 2 are to be delivered by the Company and the Stockholder no later than June 12, 1996, the Company and the Stockholder hereby jointly and severally represent to UAG and Sub as follows:

2.1 ORGANIZATION AND GOOD STANDING.

         The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and has the corporate power and authority to own, lease and operate the properties used in its business and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing as a foreign corporation in each state and jurisdiction where qualification as a foreign corporation is required, except for such failures to be qualified and in good standing, if any, which when taken together with all other such failures of the Company would not, or could not reasonably be expected to, in the aggregate have a Material Adverse Effect (as defined in SECTION 10.11 hereof). SCHEDULE 2.1(a) hereto lists (i) the states and other jurisdictions where the Company is so qualified and (ii) the assumed names under which the Company conducts business and has conducted business during the past five years. Attached as SCHEDULE 2.1(b) are complete and correct copies of the Company's Articles of Incorporation and Bylaws as amended and presently in effect.

2.2  SUBSIDIARIES.

         Except as set forth in SCHEDULE 2.2 hereto or the Disclosure Documents (as defined in SECTION 10.11 hereof), the Company does not have any interest or investment in any Person (as defined in SECTION 10.11 hereof).


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2.3  CAPITALIZATION.

         The authorized stock of the Company and the number of shares of capital stock that are issued and outstanding are set forth on SCHEDULE 2.3 hereto. The shares listed on SCHEDULE 2.3 hereto constitute all the issued and outstanding shares of capital stock of the Company and have been validly authorized and issued, are fully paid and nonassessable, have not been issued in violation of any preemptive rights or of any federal or state securities law and no personal liability (except under this Agreement) attaches to the ownership thereof. There is no security, option, warrant, right, call, subscription, agreement, commitment or understanding of any nature whatsoever, fixed or contingent, that directly or indirectly (i) calls for the issuance, sale, pledge or other disposition of any shares of capital stock of the Company or any securities convertible into, or other rights to acquire, any shares of capital stock of the Company, or (ii) obligates the Company to grant, offer or enter into any of the foregoing, or (iii) relates to the voting or control of such capital stock, securities or rights, except as provided in this Agreement. The Company has not agreed to register any securities under the Securities Act.

2.4  AUTHORITY; APPROVALS AND CONSENTS.

         The Company has the corporate power and authority to enter into this Agreement and the Lease and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Lease and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize and approve this Agreement or the Lease and the transactions contemplated hereby and thereby. This Agreement has been, and on the Closing Date the Lease will be, duly executed and delivered by, and constitute a valid and binding obligation of, the Company, enforceable against the Company in accordance with its terms. Except as set forth in SCHEDULE 2.4 hereto or the Disclosure Documents, the execution, delivery and performance by the Company and the Stockholder of this Agreement and the Lease and the consummation of the transactions contemplated hereby and thereby do not and will not:


                                         -9-

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              (i)   contravene any provisions of the Articles of Incorporation or Bylaws of the Company;

              (ii) (after notice or lapse of time or both) conflict with, result in a breach of any provision of, constitute a default under, result in the modification or cancellation of, or give rise to any right of termination or acceleration in respect of, any Company Agreement (as defined in SECTION 2.15 hereof) or, require any consent or waiver of any party to any Company Agreement, except Company Agreements the breach or violation of which could not reasonably be expected to have a Material Adverse Effect;



            (iii) result in the creation of any Lien upon, or any Person obtaining any right to acquire, any properties, assets or rights of the Company (other than the rights of Sub to acquire the Shares pursuant to this Agreement);

              (iv) violate or conflict with any Legal Requirements (as defined in SECTION 2.9 hereof) applicable to the Company or any of its businesses or properties, except for such violations or conflicts which could not reasonably be expected to have a Material Adverse Effect; or

              (v) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority, except in connection with or in compliance with the provisions of the H-S-R Act (as defined in SECTION 5.11 hereof).

         Except as referred to above, no permit or approval of, or notice to any governmental, administrative or judicial authority is necessary to be obtained or made by the Company to enable the Company to continue to conduct its business and operations and use its properties after the Closing in a manner which is in all material respects consistent with that in which they are presently conducted, except for such failures which could not reasonably be expected to have a Material Adverse Effect.

2.5  FINANCIAL STATEMENTS.


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         Attached as SCHEDULE 2.5 are true and complete copies of:

              (i) the audited balance sheet of the Company as of December 31, 1995 (the "1995 Company Balance Sheet"), and the related statements of income, stockholders' equity and cash flow for the fiscal year ended December 31, 1995, together with the notes thereto, in each case examined by and accompanied by the report of independent certified public accountants, and (B) the audited balance sheet of the Company as of December 31, 1994, and the related statements of income, stockholders' equity and cash flow for the fiscal year ended December 31, 1994, together with the notes thereto, in each case examined by and accompanied by the report of independent certified public accountants;

              (ii) the unaudited balance sheet of the Company as of April 30, 1996 (the "April Company Balance Sheet") and the unaudited statement of income, stockholders' equity and cash flow for the month period ended on such date, together with the notes thereto (the April Unaudited Company Balance Sheet and related statements of income, stockholder's equity and cash flow being referred to collectively herein as "April Unaudited Company Financial Statements"); and

              (iii) the April 30, 1996 financial statement provided to Nissan (the "Company Factory Statements");

(all of the foregoing financial statements [except for the financial statements referred to in clause (iii) above] including the notes thereto, being referred to herein collectively as the "Company Financial Statements"). The Company Financial Statements are in accordance with the books and records of the Company, fairly present the consolidated financial position, results of operations, stockholders' equity and changes in the financial position of the Company as of the dates and for the periods indicated, in the case of the financial statements referred to in clauses (i) and (ii) above in conformity with GAAP consistently applied (except as otherwise indicated in such statements or Disclosure Documents) during such periods, and can be legitimately reconciled with the financial statements and the financial records maintained and the accounting methods applied by the Company for federal income tax purposes, and the unaudited financial statements included in the Company Financial Statements

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include all adjustments, which consist of only normal recurring accruals, necessary for such fair presentations. The statements of income included in the Company Financial Statements do not contain any items of special or nonrecurring income except as expressly specified therein or in the Disclosure Documents, and the balance sheets included in the Company Financial Statements do not reflect any write-up or revaluation increasing the book value of any assets except as expressly stated therein or in the Disclosure Documents. The books and accounts of the Company are complete and correct in all material respects and fairly reflect all of the transactions, items of income and expense and all assets and liabilities of the businesses of the Company consistent with prior practices of the Company.

2.6  ABSENCE OF UNDISCLOSED LIABILITIES.

         To the Stockholder's knowledge (as defined in SECTION 10.11 hereof), the Company does not have any liability of any nature whatsoever (whether known or unknown, due or to become due, accrued, absolute, contingent or otherwise), including, without limitation, any unfunded obligation under employee benefit plans or arrangements as described in SECTIONS 2.17 AND 2.18 hereof or liabilities for Taxes (as defined in SECTION 2.8 hereof), except for (i) liabilities reflected or reserved against in the April Unaudited Company Financial Statement, (ii) current liabilities incurred in the ordinary course of business and consistent with past practice after the date of the April Unaudited Company Balance Sheet which, individually and in the aggregate, do not have, and cannot reasonably be expected to have, a Material Adverse Effect, and (iii) liabilities disclosed on SCHEDULE 2.6 hereto or the Disclosure Documents. The Company is not a party to any Company Agreement, or subject to any articles of incorporation or bylaw provision, any other corporate limitation or any Legal Requirement which has, or can reasonably be expected to have, a Material Adverse Effect, provided that the Company is in compliance with all of the terms and provisions thereof.

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2.7  ABSENCE OF MATERIAL ADVERSE EFFECT; CONDUCT OF BUSINESS.

         (a) Since December 31, 1995, except as set forth on SCHEDULE 2.7(a) hereto or the Disclosure Documents, the Company has operated in the ordinary course of business consistent with past practice and there has not been:

              (i) any material adverse change in the assets, properties, business, operations, prospects, net income or financial condition of the Company which could reasonably be expected to have a Material Adverse Effect;

              (ii) any material loss, damage, destruction or other casualty to the property or other assets of the Company, whether or not covered by insurance;

             (iii) any change in any method of accounting or accounting practice of the Company; or

              (iv) any loss of the employment, services or benefits of any key employee of the Company.

         (b) Since December 31, 1995, except as set forth in SCHEDULE 2.7(b) hereto or the Disclosure Documents, the Company has not:

              (i) incurred any material obligation or liability (whether absolute, accrued, contingent or otherwise), except in the ordinary course of business consistent with past practice;

              (ii) failed to disclose or satisfy any material lien or pay or satisfy any material obligation or liability (whether absolute, accrued, contingent or otherwise), other than liabilities being contested in good faith and for which adequate reserves have been provided;

            (iii) mortgaged, pledged or subjected to any lien any of its property or other assets except for mechanics' Liens and Liens for taxes not yet due and payable;

              (iv) sold or transferred any assets or cancelled any debts or claims or waived any rights, except in the ordinary course of business consistent with past practice;

              (v) defaulted on any material obligation;

              (vi) entered into any material transaction, except in the ordinary course of business consistent with past practice;

            (vii) written down the value of a material portion of the inventory or written off as uncollectible a material portion of the accounts receivable or any portion thereof not reflected in the April Unaudited Company Financial Statements;

           (viii) granted any increase in the compensation or benefits of employees other than increases in accordance with past practice not exceeding 10% or entered into any employment or severance agreement or arrangement with any of them;

              (ix) made any individual capital expenditure in excess of $75,000, or aggregate capital expenditures in excess of $200,000, or additions to property, plant and equipment other than ordinary repairs and maintenance, except for improvements to the used-car facility;

              (x) discontinued any franchise or the sale of any products or product line;

            (xi) incurred any obligation or liability to any employee for the payment of severance benefits; or

              (x) entered into any agreement or made any commitment to do any of the foregoing.



2.8  TAXES.

         (a) The Company and, for any period during all or part of which the tax liability of any other corporation was determined on a combined or consolidated basis with the Company any such other corporation, have filed timely all federal, state, local and foreign tax returns, reports and declarations required to be filed (or have obtained or timely applied for an extension with respect to such filing) correctly reflecting the Taxes (as defined below) and all other information required to be reported thereon and have paid, or made adequate provision for the payment of, all Taxes which are due pursuant to such returns or pursuant to any assessment received by the Company or any such other corporation. As used herein, "Taxes" shall mean all taxes, fees, levies or other assessments for which the Company is liable, including but not limited to income, excise, property (including property taxes paid by the Company pursuant to any lease), sales, franchise, withholding, social security and unemployment taxes imposed by the United States, any state, county, local or foreign government, or any subdivision or agency thereof or taxing authority therein, and any interest, penalties or additions to tax relating to such taxes, charges, fees, levies or other assessments. Copies of all federal income tax returns for tax years ended December 31, 1990, 1991, 1992, 1993, 1994 and 1995 have been furnished or made available to UAG or its representatives and such copies are accurate and complete as of the date hereof. The Company has also furnished or made available to UAG or its representatives correct and complete copies of all material notices and correspondence sent or received since January 1, 1990 by the Company to or from any federal, state or local tax authorities. The Company has adequately reserved for the payment of all Taxes with respect to periods ended on, prior to or through the date of the April Unaudited Company Balance Sheet for which tax returns have not yet been filed. In the ordinary course, the Company makes adequate provision on its books for the payment of all Taxes (including for the current fiscal period) owed by the Company. Except to the extent reserves therefor are reflected on the April Unaudited Company Balance Sheet, the Company is not liable, or will not become liable, for any Taxes for any period ending on, prior to or through the date of the April Unaudited Company Balance Sheet. On the Closing Date Balance Sheet, the Company will have adequately reserved for the payment of any Taxes for any period ending on, prior to or through the date of the Closing Date Balance Sheet. Except as set forth in SCHEDULE 2.8 hereto or the Disclosure Documents, the Company has not been subject to a federal or state tax audit of any kind since January 1, 1990, and no adjustment has been proposed by the Internal Revenue Service ("IRS") since January 1, 1990 with respect to any return for any subsequent year. With respect to the audits referred to on

SCHEDULE 2.8 hereto, no such audit has resulted in an adjustment in excess of $50,000. To the Stockholder's knowledge, there is no basis for an assertion of a deficiency for Taxes against the Company which has a substantial possibility of being sustained on its merits on the basis of a reasonable and well-informed analysis by a person knowledgeable in the law of such Taxes.

         (b) The Stockholder will cooperate with the Company in the filing of any returns and in any audit or refund claim proceedings involving Taxes for which the Company may be liable or with respect to which the Company may be entitled to a refund.

2.9  LEGAL MATTERS.

         (a) Except as set forth in SCHEDULE 2.9(a) hereto or the Disclosure Documents, (i) there is no claim, action, suit, litigation, investigation, inquiry, review or proceeding (collectively, "Claims") pending against, or, to the Stockholder's knowledge, threatened against or affecting, the Company, the Real Property, the Improvements or any ERISA Plan (as defined in SECTION 2.18(a) hereof) or any of the Company's or any ERISA Plan's respective assets, properties or rights before or by any court, arbitrator, panel, agency or other governmental, administrative or judicial entity, domestic or foreign, and (ii) the Company is not subject to any judgment, decree, writ, injunction, ruling or order (collectively, "Judgments") of any governmental, administrative or judicial authority, domestic or foreign. SCHEDULE 2.9(a) hereto identifies each Claim and Judgment disclosed thereon which is fully covered by an insurance policy.

         (b) The businesses of the Company are being conducted in compliance with all laws, ordinances, codes, rules, regulations, standards, judgments and other requirements of all governmental, administrative or judicial entities (collectively, "Legal Requirements") applicable to the Company or any of its respective businesses or properties, except where the failure to be in such compliance could not reasonably be expected to have a Material Adverse Effect. The Company holds, and is in compliance with, all franchises, licenses, permits, registrations, certificates, consents, approvals or authorizations (collectively, "Permits") required by all applicable Legal Requirements except where the failure to hold or be in compliance with such Permits could not reasonably be expected to have a Material Adverse Effect. A list of all such permits is set forth on SCHEDULE 2.9(b) hereof.

         (c) The Company owns or holds all Permits material to the conduct of its business. To the Stockholder's knowledge, no event has occurred and is continuing which permits, or after notice or lapse of time or both would permit, any modification or termination of any Permit material to the conduct of its business.

2.10 PROPERTY.

         (a) The properties and assets owned by or leased to the Company are adequate for the conduct of the respective businesses of the Company as presently conducted. Set forth on SCHEDULE 2.10 hereto is a list of all interests in real property owned by or leased to the Company (including all real property owned or leased by the Stockholder (directly or indirectly) and used in the businesses of the Company) and of all options or other contracts to acquire any such interest (collectively, the "Real Property "). All improvements to the Real Property ("Improvements") and all machinery, equipment and other tangible property owned or used by or leased to the Company ("the "Tangible Property") are in good operating condition and in good repair and are fit for the particular purposes for which they are used by the Company, subject only to ordinary wear and tear. The Real Property, the Tangible Property and all Improvements owned or leased by the Company conform in all material respects with all applicable laws, ordinances, rules and regulations and other Legal Requirements and such Improvements do not encroach in any respect on property of others except for nonconformity which could not reasonably be expected to have a Material Adverse Effect. There are no latent defects with respect to the Improvements. The Real Property is currently zoned to permit the conduct of the respective businesses of the Company as presently conducted and there is no pending, or to the Stockholder's knowledge, threatened applications for changes in the zoning applicable to the Real Property. To the extent required, a Certificate of Occupancy has been issued with respect to the Improvements without special conditions or restrictions. To the Stockholder's knowledge, all utilities servicing the Real Property and the Improvements are provided by publicly-dedicated utility lines and are located within public rights-of-way and do not cross or encumber any private land, except those utilities that are subject to easements and other rights-of-way. No notice of any pending, threatened or contemplated action by any governmental authority or agency having the power of eminent domain has been given to the Company or the Stockholder with respect to the Real Property. There is no default by any party to any lease of Real Property and true and complete copies of such leases will be provided to UAG on or before June 10, 1996.

2.11 ENVIRONMENTAL MATTERS.

         (a) Except as set forth in SCHEDULE 2.11(a) hereto or the Disclosure Documents, (i) the Company, the Real Property, the Improvements and any property formerly owned, occupied or leased by the Company are in full compliance with all Environmental Laws (as defined below), (ii) the Company has obtained all Environmental Permits (as defined below), (iii) such Environmental Permits are in full force and effect, and (iv) the Company is in full compliance with all terms and conditions of such Environmental Permits, except for noncompliance which could not reasonably be expected to have a Material Adverse Effect. As used herein, "Environmental Laws" shall mean all applicable requirements of environmental, public or employee health and safety, public or community right-to-know, ecological or natural resource laws or regulations or controls, including all applicable requirements imposed by any law (including without limitation common law), rule, order, or regulations of any federal, state, or local executive, legislative, judicial, regulatory, or administrative agency, board, or authority, or any applicable private agreement (such as covenants, conditions and restrictions), which relate to, (i) noise, (ii) pollution or protection of the air, surface water, groundwater, or soil, (iii) solid, gaseous, or liquid waste generation, treatment, storage, disposal or transportation, (iv) exposure to Hazardous Materials (as defined below), or (v) regulation of the manufacture, processing, distribution and commerce, use, or storage of Hazardous Materials. As used herein, "Environmental Permits" shall mean all permits, licenses, approvals, authorizations, consents or registrations required under applicable Environmental Law in connection with the ownership, use and/or operation of the Company's business or the Real Property or Improvements.

         As used in this SECTION 2.11, "Hazardous Materials" shall mean, collectively, (i) those substances included within the definitions of or identified as "hazardous chemicals," "hazardous waste," "hazardous substances," "hazardous materials," "toxic substances" or similar terms in or pursuant to, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. 9601 ET SEQ.) ("CERCLA"), as amended by Superfund Amendments and Reauthorization Act of 1986 (Pub. L. 99-499, 100 State, 1613), the Resource Conservation and Recovery Act of 1976 (42 U.S.C.
Section 6901 ET SEQ.) ("RCRA"), the Occupational Safety and Health Act of 1970 (29 U.S.C. Section 651 ET SEQ.) ("OSHA"), and the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 ET SEQ. ("HMTA"), and in the regulations promulgated pursuant to such laws, all as amended, (ii) those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR part 302 and amendments thereto), (iii) any material, waste or substance which is or contains
(A) petroleum, including crude oil or any fraction thereof, natural gas, or synthetic gas usable for fuel or any mixture thereof, (B) asbestos, (C) polychlorinated biphenyls, (D) designated as a "hazardous substance" pursuant to
Section 311 of the Clean Water Act, 33 U.S.C. Section 1251 ET SEQ. (33 U.S.C.
Section 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Section 1317), (E) flammable explosives, (F) radioactive materials, and
(iv) such other substances, materials and wastes which are or become regulated or classified as hazardous, toxic or as "special wastes" under any Environmental Laws.

         (b) Except as set forth in the Disclosure Documents, to the Stockholder's knowledge, the Company and the Stockholder have not violated, done or suffered any act which could give rise to liability under, and are not otherwise exposed to liability under, any Environmental Law, except for violations, acts or omissions which could not reasonably be expected to have a Material Adverse Effect. Except as set forth in the Disclosure Documents, to the Stockholder's knowledge, no event has occurred with respect to the Real Property, the Improvements or any property formerly owned, occupied or leased by the Company, which, with the passage of time or the giving of notice, or both, would constitute a violation of or non-compliance with any applicable Environmental Law, except for violations, acts or omissions which could not reasonably be expected to have a Material Adverse Effect. Except as set forth in the Disclosure Documents, to the Stockholder's knowledge, the Company has no contingent liability under any Environmental Law, and there are no liens under any Environmental Law on the Real Property except for contingent liabilities and liens which could not reasonably be expected to have a Material Adverse Effect.

         (c) Except as set forth in SCHEDULE 2.11(c) hereto or the Disclosure Documents, (i) neither the Company, the Real Property or any portion thereof, the Improvements or any property formerly owned, occupied or leased by the Company, nor, to the knowledge of the Stockholder, any property adjacent to the Real Property is being used or has been used for the treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Materials or as a landfill or other waste disposal site (provided, however, that certain petroleum products are stored and handled on the Real Property in the ordinary course of the Company's business and are, to the extent currently required, in material compliance with all applicable Environmental Laws including the existing regulations of the United States Environmental Protection Agency and the State of Georgia regarding spill protection, overfill protection and corrosion protection, (ii) neither the Company nor the Stockholder has been notified that any of the Real Property or any portion thereof, the Improvements or any property formerly owned, occupied or leased by the Company has been subject to investigation by any governmental authority evaluating the need to investigate or undertake Remedial Action (as defined below) at such property, and (iii) none of the Real Property, the Improvements or any property formerly owned, occupied or leased by the Company, or, to the knowledge of the Stockholder, any site or location where the Company sent waste of any kind, is identified on the current or proposed (A) National Priorities List under 40 C.F.R. 300 Appendix B, (B) Comprehensive Environmental Response Compensation and Liability Inventory System list, or (C) any list arising from any statute analogous to CERCLA. As used herein, "Remedial Action" shall mean any action required to (i) clean up, remove or treat Hazardous Materials, (ii) prevent a release or threat of release of any Hazardous Material, (iii) perform pre-remedial studies, investigations or post-remedial monitoring and care, (iv) cure a violation of Environmental Law or (v) take corrective action under sections 3004(u), 3004(v) or 3008(h) of RCRA or analogous state law.

         (d) Except as set forth in SCHEDULE 2.11(d) hereto or the Disclosure Documents, there have been and are no (i) aboveground or underground storage tanks, subsurface disposal systems, or wastes, drums or containers disposed of or buried on, in or under the ground or any surface waters (provided, however, that certain petroleum products are stored and handled on the Real Property in the ordinary course of the Company's business and are, to the extent currently required, in material compliance with all applicable Environmental Laws including the existing regulations of the United States Environmental Protection Agency and the State of Georgia regarding spill protection, overfill protection and corrosion protection), (ii) asbestos or asbestos containing materials or radon gas, (iii) polychlorinated biphenyls ("PCB") or PCB-containing equipment, including transformers, or (iv) wetlands (as defined under any Environmental
Law) located within any portion of the Real Property, nor have any Liens been placed upon any portion of the Real Property, the Improvements or any property formerly owned, occupied or leased by the Company in connection with any actual or alleged liability under any Environmental Law, except for conditions which could not reasonably be expected to have a Material Adverse Effect.

         (e) Except as set forth in SCHEDULE 2.11(e) hereto or the Disclosure Documents, (i) there is no pending or, to the Stockholder's knowledge, threatened claim, litigation, or administrative proceeding, or known prior claim, litigation or administrative proceeding, arising under any Environmental Law involving any of the Company, the Real Property, the Improvements or, to the Stockholder's knowledge, any property formerly owned, leased or occupied by the Company, any offsite contamination affecting the business of the Company or any operations conducted at the Real Property, (ii) there are no ongoing negotiations with or agreements with any governmental authority relating to any Remedial Action or other environmentally related claim, (iii) the Company has not submitted notice pursuant to Section 103 of CERCLA or analogous statute or notice under any other applicable Environmental Law reporting a release of a Hazardous Material into the environment, and (iv) the Company has not received any notice, claim, demand, suit or request for information from any governmental or private entity with respect to any liability or alleged liability under any Environmental Law, nor to Stockholder's knowledge, has any other entity whose liability therefor, in whole or in part, may be attributed to the Company, received such notice, claim, demand, suit or request for information.

         (f) To the Stockholder's knowledge, the Stockholder and the Company have provided to UAG all environmental studies and reports obtained by them or known to them pertaining to the Real Property, the Improvements, the Company and any property formerly owned, occupied or leased by the Company, and have permitted (or will have permitted as of the Closing Date), the testing of the soil, groundwater, building components, tanks, containers and equipment on the Real Property, the Improvements, and any property formerly owned, occupied or leased by the Company (to the extent permitted by the owner thereof), by UAG or UAG's agents or experts as they have or shall have deemed necessary or appropriate to confirm the condition of such properties.

2.12 INVENTORIES.

         The values at which inventories are carried on the April Unaudited Company Balance Sheet reflect the normal inventory valuation policies of the Company, and such values are in conformity with GAAP consistently applied, except as otherwise provided in the April Unaudited Balance Sheet. All inventories reflected on the April Unaudited Company Balance Sheet and Company Factory Statement or arising since the date thereof are currently marketable and can reasonably be anticipated to be sold in the ordinary course of business (subject to the reserve for obsolete, off-grade or slow-moving items that is reflected in the April Unaudited Company Balance Sheet or will be reflected in the Closing Date Balance Sheet), except for spare parts inventory which inventory is good and usable.

2.13 ACCOUNTS RECEIVABLE.

         Except to the extent reserved, all accounts receivable reflected on the April Unaudited Company Balance Sheet are, and all accounts receivable on the Closing Date Balance Sheet, except to the extent reserved, will be good and or will have been collected or are collectible, without resort to litigation.

2.14 INSURANCE.

         All material properties and assets of the Company which are of an insurable character are insured against loss or damage by fire and other risks to the extent and in the manner reasonable in light of the risks attendant to the businesses and activities in which the Company is engaged and customary for companies engaged in similar businesses or owning similar assets. Set forth on
SCHEDULE 2.14 hereto is a list and brief description (including the name of the insurer, the type of coverage provided, the amount of the annual premium for the current policy period, the amount of remaining coverage and deductibles and the coverage period) of all policies for such insurance and the Company has made or will make available to UAG true and complete copies of all such policies. All such policies are in full force and effect sufficient for all applicable requirements of law and will not in any way be effected by or terminated or lapsed by reason of the consummation of the transactions contemplated by this Agreement and the Lease. True and complete copies of all insurance policies referred to in SCHEDULE 2.14 hereof have been delivered to or made available to UAG or its representatives. No notice of cancellation or non-renewal with respect to, or disallowance of any claim under, any such policy has been received by the Company.

2.15 CONTRACTS; ETC.

         As used in this Agreement, the term "Company Agreements" shall mean all mortgages, indenture notes, agreements, contracts, leases, licenses, franchises, obligations, instruments or other commitments, arrangements or understandings of any kind, whether written or oral, binding or non-binding, (including all leases and other agreements referred to on SCHEDULE 2.10 hereto) to which the Company is a party or by which the Company or any of its assets or properties (including the Real Property and the Improvements) may be bound or affected, including all amendments, modifications, extensions or renewals of any of the foregoing and which involve receipts or payments by the Company which exceed or can reasonably be expected to exceed in $10,000 per year. Set forth on SCHEDULE 2.15 hereto is a complete and accurate list of each Company Agreement which is material to the businesses, operations, assets, condition (financial or otherwise) or prospects of the Company. True and complete copies of all written

Company Agreements referred to on SCHEDULE 2.15 and SCHEDULE 2.10 hereto have been delivered or made available to UAG or its representatives, and the Company has provided UAG with accurate and complete written summaries of all unwritten Company Agreements which are material. Except as set forth in SCHEDULE 2.15 or the Disclosure Documents, to the Stockholder's knowledge, the Company is not, nor, to the knowledge of the Stockholder, is any other party thereto, in breach of or default under any Company Agreement, and no event has occurred which (after notice or lapse of time or both) would become a breach or default under, or would permit modification, cancellation, acceleration or termination of, any Company Agreement or result in the creation of any Lien upon, or any Person obtaining any right to acquire, any properties, assets or rights of the Company in any such case except for breaches, defaults or other events which could not reasonably be expected to have a Material Adverse Effect. To the Stockholder's knowledge, there are no material unresolved disputes involving any Company Agreement.

2.16 LABOR RELATIONS.

         (a) Except as set forth in the Disclosure Documents, the Company has paid or made provision for the payment of all salaries and accrued wages and has complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those relating to wages, hours, collective bargaining and the payment and withholding of taxes, and has withheld and paid to the appropriate governmental authority, or is holding for payment not yet due to such authority, all amounts required by law or agreement to be withheld from the wages or salaries of its employees.

         (b) Except as set forth in SCHEDULE 2.16(b) hereto or the Disclosure Documents, to the Stockholder's knowledge, the Company is not a party to any (i) outstanding employment agreements or contracts with officers or employees that are not terminable at will, or that provide for payment of any bonus or commission, (ii) agreement, policy or practice that requires it to pay termination or severance pay to salaried, non-exempt or hourly employees (other than as required by law), (iii) collective bargaining agreement or other labor union contract applicable to persons employed by the Company, nor does the Stockholder know of any activities or proceedings of any labor union to organize any such employees. The Company has furnished to UAG or its representatives complete and correct copies of all such agreements ("Employment and Labor Agreements"). To the Stockholder's knowledge, the Company has not breached or otherwise failed to comply with any provisions of any Employment or Labor Agreement, except for breaches or failures which could not reasonably be expected to have a Material Adverse Effect.

         (c) Except as set forth in SCHEDULE 2.16(c) hereto or the Disclosure Documents, (i) there is no unfair labor practice charge or complaint pending before the National Labor Relations Board ("NLRB"), (ii) there is no labor strike, material slowdown or material work stoppage or lockout actually pending or, to the Stockholder's or the Company's knowledge, threatened, against or affecting the Company, and the Company has not experienced any strike, material slow down or material work stoppage, lockout or other collective labor action by or with respect to employees of the Company, (iii) there is no representation claim or petition pending before the NLRB or any similar foreign agency and no question concerning representation exists relating to the employees of the Company, (iv) there are no charges with respect to or relating to the Company pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment-practices, (v) the Company has not received formal notice from any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of the Company and, to the Stockholder's knowledge, no such investigation is in progress and (vi) the consents of the unions that are parties to any Employment and Labor Agreements are not required to complete the transactions contemplated by this Agreement and the Documents.

         (d) The Company has never caused any "plant closing" or "mass layoff" as such actions are defined in the Worker Adjustment and Retraining Notification Act, as codified at 29 U.S.C. Sections 2101-2109, and the regulations promulgated therein.

2.17 EMPLOYEE BENEFIT PLANS.

         (a) Set forth in SCHEDULE 2.17(a) hereto or the Disclosure Documents is a true and complete list of:

              (i) each employee pension benefit plan, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA"), maintained by the Company or to which the Company is required to make contributions ("Pension Benefit Plan"); and

              (ii) each employee welfare benefit plan, as defined in Section 3(i) of ERISA, maintained by the Company or to which the Company is required to make contributions ("Welfare Benefit Plan").

         True and complete copies of all current Pension Benefit Plans and Welfare Benefit Plans (collectively, "ERISA Plans") have been delivered to or made available to UAG or its representatives together with, as applicable with respect to each such ERISA Plan, trust agreements, summary plan descriptions, all IRS determination letters or applications therefor with respect to any Pension Benefit Plan intended to be qualified pursuant to Section 401 (a) of the Internal Revenue Code of 1986, as amended (the "Code"), and valuation or actuarial reports, accountant's opinions, financial statements, IRS Form 5500s (or 5500-C or 5500-R) and summary annual reports for the last three years.

         (b) With respect to the ERISA Plans, except as set forth on SCHEDULE 2.17(b) or the Disclosure Documents:

              (i) there is no ERISA Plan which is a "multi-employer" plan as that term is defined in Section 3(37) of ERISA ("Multiemployer Plan");

              (ii) no event has occurred or (to the Stockholder's knowledge), is threatened or about to occur which would constitute a prohibited transaction under Section 406 of ERISA or under Section 4975 of the Code;

            (iii) each ERISA Plan has operated since its inception in accordance with the reporting and disclosure requirements imposed under ERISA and the Code and has timely filed Form 5500e (or 5500-C or 5500-R) and predecessors thereof; and

              (iv) no ERISA Plan is liable for any federal, state, local or foreign Taxes.

         (c) Except as set forth in SCHEDULE 2.17(c) hereto or in the Disclosure Documents, each Pension Benefit Plan intended to be qualified under
Section 401(a) of the Code:

              (i) has been qualified, from its inception, under Section 401(a) of the Code, and the trust established thereunder has been exempt from taxation under Section 501(a) of the Code and is currently in compliance with applicable federal laws;

              (ii) has been operated, since its inception, in accordance with its terms and there exists no fact which could reasonably be expected would adversely affect its qualified status; and

            (iii) is not currently under investigation, audit or review by the IRS or (to the Stockholder's knowledge), no such action is contemplated or under consideration and the IRS has not asserted that any Pension Benefit Plan is not qualified under Section 401(a) of the Code or that any trust established under a Pension Benefit Plan is not exempt under Section 501(a) of the Code.

         (d) With respect to each Pension Benefit Plan which is a defined benefit plan under Section 414(j) and, for the purpose solely of SECTION 2.17(d)(iv) hereof, to the Stockholder's knowledge, each defined contribution plan under Section 414(i) of the Code:

              (i) no liability to the Pension Benefit Guaranty Corporation ("PBGC") under Sections 4062-4064 of ERISA has been incurred by the Company since the effective date of ERISA and all premiums due and owing to the PBGC have been timely paid;

              (ii) the PBGC has not notified the Company or any Pension Benefit Plan of the commencement of proceedings under Section 4042 of ERISA to terminate any such plan;

            (iii) no event has occurred since the inception of any Pension Benefit Plan or (to the knowledge of the Company or the Stockholder) is threatened or about to occur which would constitute a reportable event within the meaning of Section 4043(b) of ERISA;

              (iv) no Pension Benefit Plan ever has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code); and

              (v) if any of such Pension Benefit Plans were to be terminated on the Closing Date (A) no liability under Title IV of ERISA would be incurred by the Company and (B) all benefits accrued to the day prior to the Closing Date (whether or not vested) would be fully funded in accordance with the actuarial assumptions and method utilized by such plan for valuation purposes.

         (e) With respect to each Pension Benefit Plan, SCHEDULE 2.17(e) contains a list of all Pension Benefit Plans to which ERISA has applied which have been or are being terminated since January 1, 1990, or for which a termination is contemplated, and a description of the actions taken by the PBGC and the IRS with respect thereto.

         (f) The aggregate of the amounts of contributions by the Company to be paid or accrued under ERISA Plans is not expected to exceed the total amount set forth on SCHEDULE 2.17(f) for the current fiscal year. To the extent required in accordance with GAAP, and except as set forth on the Disclosure Documents, to the Stockholder's knowledge, the April Unaudited Company Balance Sheet reflects in the aggregate an accrual of all amounts of employer contributions accrued but unpaid by the Company under the ERISA Plans as of the date of the April Unaudited Company Balance Sheet.

         (g) With respect to any Multiemployer Plan (1) the Company has not, since its formation, made or suffered a "complete withdrawal" or "partial withdrawal" as such terms are respectively defined in Sections 4203 and 4205 of ERISA; (2) there is no withdrawal liability of the Company under any Multiemployer Plan, computed as if a "complete withdrawal" by the Company had occurred under each such Plan as of December 31, 1995; and (3) the Company has not received notice to the effect that any Multiemployer Plan is either in reorganization (as defined in

Section 4241 of ERISA) or insolvent (as defined in Section 4245 of ERISA).

         (h) With respect to the Welfare Benefit Plans, except as set forth in the Disclosure Documents:

              (i) There are no liabilities of the Company under Welfare Benefit Plans with respect to any condition which relates to a claim filed on or before the date of the April Unaudited Company Balance Sheet.

            (ii)  No claims for benefits are in dispute or litigation.

2.18 OTHER BENEFIT AND COMPENSATION PLANS OR ARRANGEMENTS.

         (a) Set forth on SCHEDULE 2.18(a) hereto or the Disclosure Documents is a true and complete list of:

              (i) each employee stock purchase, employee stock option, employee stock ownership, deferred compensation, performance, bonus, incentive, vacation pay, holiday pay, insurance, severance, retirement, excess benefit or other plan, trust or arrangement which is not an ERISA Plan whether written or oral, which the Company maintains or is required to make contributions to;

            (ii) each other agreement, arrangement, commitment and understanding of any kind, whether written or oral, with any current or former officer, director or consultant of the Company pursuant to which payments may be required to be made at any time following the date hereof (including, without limitation, any employment, deferred compensation, severance, supplemental pension, termination or consulting agreement or arrangement); and

              (iii) each employee of the Company whose aggregate compensation for the fiscal year ended December 31, 1995 exceeded, and whose aggregate compensation for the fiscal year ended December 31, 1996 is likely to exceed, $50,000. True and complete copies of all of the written plans, arrangements and agreements referred to on SCHEDULE 2.18(a) ("Compensation Commitments") have been provided to UAG together with, where prepared by or for the Company, any valuation, actuarial or accountant's opinion or other financial reports with respect to each Compensation Commitment for the last three years. An accurate and complete written summary has been provided to UAG with respect to any Compensation Commitment which is unwritten.

         (b) Except as set forth in the Disclosure Documents, to the Stockholder's knowledge, each material Compensation Commitment:

              (i) since its inception, has been operated in all material respects in accordance with its terms;

              (ii) is not currently under investigation, audit or review by the IRS or any other federal or state agency and (to the knowledge of the Stockholder) no such action is contemplated or under consideration;

              (iii) has no liability for any federal, state, local or foreign Taxes, except to the extent not due and payable;

              (iv) has no claims subject to dispute or litigation;

              (v)   has met all applicable requirements, if any, of the Code;
    and

              (vi) has operated since its inception in material compliance with the reporting and disclosure requirements imposed under ERISA and the Code, except to the extent ERISA and the Code are not applicable.

2.19 TRANSACTIONS WITH INSIDERS.

         Set forth on SCHEDULE 2.19 hereto or the Disclosure Documents is a complete and accurate description of all material transactions between the Company or any ERISA Plan, on the one hand, and any Insider, on the other hand, that have occurred since January 1, 1991. For purposes of this Agreement:

              (i) the term "Insider" shall mean the Stockholder, any director or officer of the Company, and any Affiliate, Associate or Relative of any of the foregoing persons;

              (ii) the term "Associate" used to indicate a relationship with any person means (A) any corporation, partnership, joint venture or other entity of which such person is an officer or partner or is, directly or indirectly, through one or more intermediaries, the beneficial owner of 30% or more of (1) any class or type of equity securities or other profits interest or (2) the combined voting power of interests ordinarily entitled to vote for management or otherwise, and (B) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and

              (iii) a "Relative" of a person shall mean such person's spouse, such person's parents, sisters, brothers, children and the spouses of the foregoing, and any member of the immediate household of such person.

2.20 PROPRIETY OF PAST PAYMENTS.

         To the Stockholder's knowledge, no funds or assets of the Company have been used for illegal purposes; no unrecorded funds or assets of the Company have been established for any purpose; no accumulation or use of the Company's corporate funds or assets has been made without being properly accounted for in the respective books and records of the Company; all payments by or on behalf of the Company have been duly and properly recorded and accounted for in their respective books and records; no false or artificial entry has been made in the books and records of the Company for any reason; no payment has been made by or on behalf of the Company with the understanding that any part of such payment is to be used for any purpose other than that described in the documents supporting such payment; and the Company has not made, directly or indirectly, any illegal contributions to any political party or candidate, either domestic or foreign. Neither the IRS nor any other federal, state, local or foreign government agency or entity has initiated or, to the Stockholder's knowledge, threatened any investigation of any payment made by the Company of, or alleged to be of, the type described in this SECTION 2.20.

2.21 INTEREST IN COMPETITORS.

         Except as set forth in SCHEDULE 2.21 or the Disclosure Documents, neither the Company nor the Stockholder, nor any of their Affiliates, have any interest, either by way of contract or by way of investment (other than as holder of not more than 2% of the outstanding capital stock of a publicly traded Person, so long as such holder has no other connection or relationship with such Person) or otherwise, directly or indirectly, in any Person other than the Company that is engaged in the retail sale or servicing of automobiles or light duty trucks.

2.22 BROKERS.

         Neither the Company, nor any director, officer or employee thereof, nor the Stockholder or any representative of the Stockholder, has employed any broker or finder or has incurred or will incur any broker's, finder's or similar fees, commissions or expenses, in each case in connection with the transactions contemplated by this Agreement or the Lease.

2.23 ACCOUNTS.

         SCHEDULE 2.23 hereof correctly identifies each bank account maintained by or on behalf or for the benefit of the Company and the name of each person with any power or authority to act with respect thereto.

2.24 DISCLOSURE.

         Neither the Company nor the Stockholder has made any material misrepresentation to UAG relating to the Company or the Shares and neither the Company nor the Stockholder has omitted to state to UAG any material fact relating to the Company or the Shares which is necessary in order to make the information given by or on behalf of the Company or the Stockholder to UAG not misleading.

                                      ARTICLE 3
                          REPRESENTATIONS OF THE STOCKHOLDER

         Subject to the parties' agreement and acknowledgement that certain of the Schedules referred to in this ARTICLE 3 are to be delivered by the Stockholder to UAG and Sub no later than June 12, 1996, the Stockholder hereby represents to UAG and Sub as follows:

3.1 OWNERSHIP OF SHARES; TITLE.

         The Stockholder is the record and legal owner of the Shares set forth on SCHEDULE 3.1 hereof and has, and shall transfer to Sub at the Closing, good and marketable title to the Shares owned by her, free and clear of any and all Liens, claims and encumbrances and free and clear of any restrictions on transfer (other than restrictions on transfer imposed by applicable federal and state securities laws), proxies and voting or other agreements.

3.2 AUTHORITY.

         (a) The Stockholder has all requisite power and authority and has full legal capacity and is competent to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby (including the disposition of the Shares to Sub as contemplated by this Agreement). This Agreement has been duly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms.

         (b) Except as set forth in SCHEDULE 3.2 or the Disclosure Documents, the execution, delivery and performance of this Agreement by the Stockholder and the consummation of the transactions contemplated hereby do not and will not:

              (i) (after notice or lapse of time or both) conflict with, result in a breach of any provision of, constitute a default under, result in the modification or cancellation of, or give rise to any right of termination or acceleration in respect of, any material contract, agreement, commitment, understanding, arrangement or restriction to which the Stock-holder is a party or to which the Stockholder or any of her property is subject;

              (ii) violate or conflict with any Legal Requirements applicable to the Stockholder or any of its businesses or properties; or

              (iii) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority, except in connection with or in compliance with the provisions of the H-S-R Act.

3.3 REAL PROPERTY AND IMPROVEMENTS.

         Except as set forth in SCHEDULE 3.3 hereto or the Disclosure
Documents, the Stockholder or Argonne owns the Real Property and Improvements in fee simple, free and clear of all Liens, claims and encumbrances (all such Real Property and Improvements owned by Stockholder or Argonne being referred to herein collectively as the "Stockholder Realty"). No assessments have been made against any portion of the Stockholder Realty which are unpaid (except ad valorem taxes for the current year that are not yet due and payable), whether or not they have become Liens. There are no disputes concerning the location of the lines and corners of the Real Property. No one has been granted any right to purchase or lease the Stockholder Realty other than the existing leases in favor of the Company, which is to be terminated at Closing. All contractors, subcontractors and other persons or entities furnishing work, labor, materials or supplies with respect to any of the Real Property, Improvements or Tangible Property have been paid and there are no Liens against such property in connection therewith (except for improvements to the used car facility which are being paid in the ordinary course of business). Attached as SCHEDULE 3.3 are all surveys, title binders, title policies and copies of any exceptions to title relating to the Stockholder Realty.

                                      ARTICLE 4
                            REPRESENTATIONS OF UAG AND SUB

         Subject to the parties' agreement and acknowledgement that certain of the Schedules referred to in this ARTICLE 4 are to be delivered by UAG and Sub no later than June 12, 1996, UAG and Sub hereby jointly and severally represent to the Company and the Stockholder as follows:

4.1  ORGANIZATION AND GOOD STANDING.

         Each of UAG and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has the corporate power and authority to own, lease and operate the properties used in its business and to carry on its business as now being conducted. Each of UAG and each of its subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each state and jurisdiction where qualification as a foreign corporation is required, except for such failures to be qualified and in good standing, if any, which when taken together with all other such failures of UAG and its subsidiaries would not, or could not reasonably be expected to, in the aggregate have a material adverse effect on UAG and its subsidiaries, taken as a whole.

4.2 AUTHORITY; APPROVALS AND CONSENTS.

         UAG and Sub, respectively, have the corporate power and authority to enter into this Agreement, the Note, the UAG Guaranty of Note, the UAG Guaranty of Estate Lease, the UAG Guaranty of Argonne Lease and the Company Guaranty of Note (the "Stipulated Documents"), and to perform their respective obligations hereunder. This Agreement has been, and on the Closing Date the Stipulated Documents will be, duly executed and delivered by, and constitutes valid and binding obligation of, UAG and Sub, enforceable against UAG and Sub in accordance with its terms. The execution, delivery and performance by UAG and Sub of this Agreement and the consummation of the transactions contemplated hereby do not and will not:

              (i) contravene any provisions of the certificate of incorporation or bylaws of UAG or Sub;

            (ii) (after notice or lapse of time or both) conflict with, result in a breach of any provision of, constitute a default under, result in the modification or cancellation of, or give rise to any right of termination or acceleration in respect of, any UAG Agreement (as defined in SECTION 4.5 hereof) or, require any consent or waiver of any party to any UAG Agreement other than agreements the breach or violation of which could not reasonably be expected to have a material adverse effect on UAG and its subsidiaries, taken as a whole;

              (iii) violate or conflict with any Legal Requirements applicable to UAG or any of its subsidiaries or any of their respective businesses or properties, except for such violations or conflicts which could not reasonably be expected to have a Material Adverse Effect; or

              (iv) require any authorization, consent, order, permit or approval of, or notice to, or filing, registration or qualification with, any governmental, administrative or judicial authority, except in connection with or in compliance with the provisions of the H-S-R Act.

4.3  FINANCIAL STATEMENTS.

         Attached as SCHEDULE 4.3 are true and correct copies of:

              (i) (A) the unaudited balance sheet of UAG as of December 31, 1995 (the "1995 UAG Balance Sheet") and the related statements of income, stockholders' equity and cash flow for the fiscal year ended December 31, 1995, together with the notes thereto, and (B) the audited balance sheet of UAG as of December 31, 1994 and the related statements of income, stockholders' equity and cash flow for the fiscal year ended December 31, 1994, together with the notes thereto, in each case examined by and accompanied by the report of independent certified public accountants; and

              (ii) the unaudited balance sheet of UAG as of April 30, 1996 (the "April Unaudited UAG Balance Sheet") and the unaudited statement of income, stockholders' equity and cash flow for the month period ended on such date, together with the notes thereto (the April Unaudited UAG Balance Sheet and related statements of income, Stockholder's equity cash flow, being referred to collectively herein as "April Unaudited UAG Financial Statements");

(all of the foregoing financial statements, including the notes thereto, being referred to herein collectively as the "UAG Financial Statements"). The UAG Financial Statements are in accordance with the books and records of UAG, fairly present the consolidated financial position, results of operations, stockholders' equity and changes in the financial position of UAG as of the dates and for the periods indicated, in the case of the financial statements referred to in clause (i) above in conformity with GAAP consistently applied (except as otherwise indicated in such statements) during such periods, and can be legitimately reconciled with the financial statements and the financial records maintained and the accounting methods applied by UAG for federal income tax purposes, and the unaudited financial statements included in the UAG Financial Statements include all adjustments, which consist of only normal recurring accruals, necessary for such fair presentations. The statements of income included in the UAG Financial Statements do not contain any items of special of nonrecurring income except as expressly specified therein, and the balance sheets included in the UAG Financial Statements to not reflect any write-up or evaluation increasing the book value of any assets except as expressly stated therein. The books and accounts of UAG are complete and correct in all material respects and fairly reflect all of the transactions, items of income and expense and all assets and liabilities of the businesses of UAG consistent with prior practices of UAG.

4.4  LEGAL MATTERS.

         (a) Except as set forth in SCHEDULE 4.4(a) hereto, (i) there is no claim, action, suit, litigation, investigations, inquiry, review or proceeding (collectively, "UAG Claims") pending against, or, to UAG's knowledge, threatened against or affecting, UAG or its subsidiaries or any of their ERISA plans, assets, properties or rights before or by any court, arbitrator, panel, agency or other governmental, administrative or judicial entity, domestic or foreign, and (ii) neither UAG nor any of its subsidiaries, is subject to any judgment, decree, writ, injunction, ruling or order (collectively, "UAG Judgments") of any governmental, administrative or judicial authority, domestic or foreign.

         (b) To UAG's knowledge, the businesses of UAG and its subsidiaries are being conducted in compliance with all laws, ordinances, codes, rules, regulations, standards, judgments and other requirements of all governmental, administrative or judicial entities (collectively, "UAG Legal Requirements") applicable to UAG, its subsidiaries, or any of its respective businesses or properties. To the knowledge of UAG, UAG or its subsidiaries hold, and are in compliance with, all franchises, licenses, permits, registrations, certificates, consents, approvals or authorizations (collectively, "UAG Permits") required by all applicable UAG Legal Requirements.

4.5  CONTRACTS, ETC.

         As used in this Agreement, the term "UAG Agreements" shall mean all mortgages, indenture notes, agreements, contracts, leases, licenses, franchises, obligations, instruments or other commitments, arrangements or understandings of any kind, whether written or oral, binding or non-binding, to which UAG or its subsidiaries is a party or by which UAG or its subsidiaries or any of its assets or properties may be bound or affected, including all amendments, modifications, extensions or renewals of any of the foregoing, and which involve receipts or payments by UAG or its subsidiaries which exceed $100,000 per year. To UAG's knowledge, UAG and its subsidiaries are not, nor, to the knowledge of UAG, is any other party thereto, in breach of or default under any UAG Agreement, and no event has occurred which (after notice or lapse of time or both) would become a breach or default under, or would permit modification, cancellation, acceleration or termination of, any UAG Agreement or result in the creation of any Lien upon, or any Person obtaining any right to acquire, any properties, assets or rights of UAG or its subsidiaries in any such case where such breach, default or other event would have, or could not reasonably be expected to have, a material adverse effect. To UAG's knowledge, there are no material unresolved disputes involving any UAG Agreement, except for disputes which could not reasonably be expected to have a material adverse effect.

4.6  BROKERS.

         Neither UAG, Sub nor any of their directors, officers or employees has employed any broker or finder or has incurred or will incur any broker's, finder's or similar fees, commissions or expenses, in each case in connection with the transactions contemplated by this Agreement or the Lease.

4.7  DISCLOSURE.

         Neither UAG nor Sub has made any material misrepresentation to the Stockholder and neither UAG nor Sub has omitted to state to the Stockholder any material fact relating to UAG or Sub which is necessary in order to make the information given by UAG or Sub not misleading.

4.8  INVESTMENT.

         Sub is acquiring the Shares for investment purposes only, for Sub's own account, and not with a view to, or resale in connection with, the distribution or transfer thereof. The Shares have not been offered to Sub or UAG by means of any publicly disseminated advertisements or sales literature.


                                      ARTICLE 5
                         COVENANTS AND ADDITIONAL AGREEMENTS

5.1  ACCESS; CONFIDENTIALITY.

         (a) Between the date hereof and the Closing Date, the Stockholder and the Company will (i) provide to the officers and other authorized representatives of UAG and Sub full access, during normal business hours, to any and all premises, properties, files, books, records, documents, and other information of the Company and will cause their officers to furnish to UAG and Sub and their authorized representatives any and all financial, technical and operating data and other information pertaining to the businesses and properties of the Company, and (ii) make available for inspection and copying by UAG and Sub true and complete copies of any documents relating to the foregoing. UAG and Sub will hold in confidence (unless and to the extent compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law), and will cause their employees, agents and representatives to hold in confidence, all Confidential Information (as defined below), and will not disclose the same to any third party except in connection with obtaining financing and otherwise as may reasonably be necessary to carry out this Agreement and the transactions contemplated hereby, including any due diligence review by or on behalf of UAG and Sub. If this Agreement is terminated, UAG and Sub will promptly return to the Company, upon the request of either the Stockholder or the Company, all Confidential Information furnished by the Stockholder and/or the Company to UAG, Sub or any of their employees, agents and/or the Company to UAG, Sub or any of their employees, agents or representatives and held by UAG, Sub or any of their employees, agents and representatives, including all originals, copies, excerpts, disks, tapes and summaries thereof. UAG and Sub and their employees, agents and representatives shall use the Confidential Information only for the purpose of consummating the transactions contemplated by this Agreement and shall not use any Confidential Information for any other purpose. If this Agreement is terminated for any reason, UAG, Sub and their employees, agents and representatives shall not use or have any communication with respect to any Confidential Information, or make any Confidential Information available to any other Person (other than the Company or the Stockholder) nor shall they or any of them for a period of two
(2) years following the termination of this Agreement, either on their own behalf or on behalf of others, solicit, divert or hire, or attempt to solicit, divert or hire any person employed by the Company at the time of execution of this Agreement, whether or not the employment of any such person is pursuant to a written contract, for a determined period or at will. As used herein, "Confidential Information" shall mean all information, documents and data concerning the Company obtained by UAG, Sub or any of their employees, agents or representatives from the Stockholder and/or the Company in connection with the transactions contemplated by this Agreement, except information (x) ascertainable or obtained from public information, (y) received from a third party not employed by or otherwise affiliated with the Company or
(z) which is or becomes known to the public, other than through a breach by UAG, Sub or any of their employees, agents or representatives of this SECTION 5.1 or this Agreement.

         (b) The Stockholder will hold in confidence (unless and to the extent compelled to disclose by judicial or administrative process, or, in the opinion of her counsel, by other requirements of law) all UAG Confidential Information (as defined below) and will not disclose the same to any third party except as may reasonably be necessary to carry out this Agreement and the transactions contemplated hereby, including any due diligence review by or on behalf of the Stockholder. If this Agreement is terminated, the Stockholder will promptly return to UAG, upon the reasonable request of UAG, all UAG Confidential Information furnished by UAG and held by the Stockholder, including all copies and summaries thereof. As used herein, "UAG Confidential Information" shall mean all information concerning UAG or any of its subsidiaries obtained by the Stockholder in connection with the transactions contemplated by this Agreement, except information (x) ascertainable or obtained from public information, (y) received from a third party not employed or otherwise affiliated with UAG or any of its subsidiaries or (z) which is or becomes known to the public, other than a breach by the Stockholder of this Agreement.

         (c) The terms and provisions of this SECTION 5.1 shall survive the termination of this Agreement.

5.2 FURNISHING INFORMATION; ANNOUNCEMENTS.

         The Stockholder and the Company, on the one hand, and UAG and Sub, on the other hand, will, as soon as practicable after reasonable request therefor, furnish to the other all the information concerning the Stockholder and the Company or UAG and Sub, respectively, required for inclusion in any statement or application made by UAG or Sub or the Company or the Stockholder to any governmental or regulatory body or to any manufacturer or distributor or in connection with obtaining any third party consent in connection with the transactions contemplated by this Agreement. Neither the Stockholder or the Company, on the one hand, nor UAG or Sub, on the other hand, nor any representative thereof, shall issue any press releases or otherwise make any public statement with respect to the transactions contemplated hereby without the prior consent of the other, except as may be required by law.

5.3  CERTAIN CHANGES AND CONDUCT OF BUSINESS.

         (a) From and after the date of this Agreement and until the Closing Date, the Company shall, and the Stockholder shall cause the Company to, conduct its businesses solely in the ordinary course consistent with past practices and, without the prior written consent of UAG, neither the Stockholder nor the Company will, except as required or permitted pursuant to the terms hereof, permit the Company to:

              (i) make any material change in the conduct of its businesses and operations or enter into any transaction other than in the ordinary course of business consistent with past practices;

              (ii) make any change in its Articles of Incorporation or Bylaws, issue any additional shares of capital stock or equity securities or grant any option, warrant or right to acquire any capital stock or equity securities or issue any security convertible into or exchangeable for its capital stock or alter any material term of any of its outstanding securities or make any change in its outstanding shares of capital stock or other ownership interests or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

              (iii) (A) incur, assume or guarantee any indebtedness for borrowed money, issue any notes, bonds, debentures or other corporate securities or grant any option, warrant or right to purchase any thereof, except pursuant to transactions in the ordinary course of business consistent with past practices, (B) issue any securities convertible or exchange-able for debt securities of the Company, or (C) issue any options or other rights to acquire from the Company, directly or indirectly, debt securities of the Company or any security convertible into or exchangeable for such debt securities;

              (iv) make any sale, assignment, transfer, abandonment or other conveyance of any of its assets or any part thereof, except transactions pursuant to existing contracts (which will be set forth in SCHEDULE 2.15 hereto) and dispositions in the ordinary course of business consistent with past practices;

              (v) subject any of its assets, or any part thereof, to any lien or suffer such to be imposed other than such Liens as may arise in the ordinary course of business consistent with past practices;

              (vi) declare, set aside or pay any dividends or other distribution (whether in cash, stock, property or any combination thereof) in respect of any shares of its capital stock which could reasonably be expected to decrease the Net Worth of the Company below the April 30, 1996 Net Worth or redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock;

              (vii) acquire any assets, raw materials or properties, or enter into any other transaction, other than in the ordinary course of business consistent with past practices;

              (viii) enter into any new (or amend any existing) employee benefit plan, program or arrangement or any new (or amend any existing) employment, severance or consulting agreement, grant any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or grant any increase in the compensation payable or to become payable to any employee, except in accordance with pre-existing contractual provisions or consistent with past practices;

              (ix) make or commit to make any individual material capital expenditure in excess of $50,000, or aggregate capital expenditures in excess of $150,000, except in the ordinary course of business and except improvements to complete the used-car facility which is currently under construction;

              (x) pay, loan or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its Affiliates, except in the ordinary course of business;

              (xi) guarantee any indebtedness for borrowed money or any other obligation of any other Person, other than in the ordinary course of business consistent with past practice;

              (xii) fail to keep in full force and effect insurance comparable in amount and scope to coverage maintained by it (or on behalf of it) on the date hereof;

              (xiii) make any loan, advance or capital contribution to or investment in any Person, except in the ordinary course of business;

              (xiv) make any change in any method of accounting or accounting principle, method, estimate or practice except for any such change required by reason of a concurrent change in GAAP or write-down the value of any inventory or write-off as uncollectible any accounts receivable except in the ordinary course of business consistent with past practices;

              (xv) settle, release or forgive any material claim or litigation or waive any material right;

              (xvi) make, enter into, modify, amend in any material respect or terminate any material commitment, bid or expenditure, other than in the ordinary course of business consistent with past practice; or

              (xvii) commit itself to do any of the foregoing.

         (b) From and after the date hereof and until the Closing Date, the Stockholder and the Company will use their reasonable best efforts to cause the Company to:

              (i) continue to maintain, in all material respects, the Company's properties, the Real Property and the Improvements in accordance with present practices in a condition suitable for their current use;

              (ii) comply with all applicable Environmental Laws, and, in the event it shall receive notice that there exists a violation of any Environmental Law with respect to its operations, the Improvements or any Real Property, take such action as the Company may deem appropriate consistent with the terms of this Agreement;

              (iii) file, when due or required, federal, state, foreign and other tax returns and other reports required to be filed and pay when due all taxes, assessments, fees and other charges lawfully levied or assessed against it unless the validity thereof is contested in good faith and by appropriate proceedings diligently conducted;

              (iv) keep its books of account, records and files in the ordinary course and in accordance with existing practices;

              (v) preserve its business organization intact and continue to maintain existing business relationships with suppliers, customers and others with whom business relationships exist other than relationships that are, at the same time, not economically beneficial to it; and

              (vi) continue to conduct its business in the ordinary course consistent with past practices.

5.4 NO INTERCOMPANY PAYABLES OR RECEIVABLES.

         At the Closing there will be no intercompany payables or intercompany receivables due and/or owing between the Stockholder and any of her Affiliates, on the one hand, and the Company, on the other hand, except under the Estate Lease and the Argonne Lease.

5.5  NEGOTIATIONS.

         Until the earlier of (i) 180 days from the date hereof and (ii) the termination of this Agreement pursuant to SECTION 8.1 hereof, neither the Stockholder, the Company, nor the Company's officers, directors, employees, advisors, agents, representatives, Affiliates or anyone acting on behalf of the Stockholder, the Company or such persons, shall, directly or indirectly, encourage, solicit, initiate or engage in discussions or negotiations with, or provide any information to, any person (other than UAG, Sub and their respective employees and representatives) concerning any merger, sale of assets (other than in the ordinary course of business), purchase or sale of shares of capital stock or similar transaction involving the Company. The Stockholder shall promptly communicate to UAG any inquiries or communications concerning any such transaction (including the identity of any person making such inquiry or communication) which the Stockholder may receive or of which the Stockholder may become aware.

5.6 CONSENTS; COOPERATION.

         Subject to the terms and conditions hereof, the Stockholder and the Company and UAG and Sub will use their respective best efforts at their own expense:

              (i) to obtain prior to the earlier of the date required (if so required) or the Closing Date, all waivers, permits, licenses, approvals, authorizations, qualifications, orders and consents of all third parties and governmental authorities, and make all filings and registrations with governmental authorities which are required on their respective parts for
    (A) the consummation of the transactions contemplated by this Agreement,
    (B) the ownership or leasing and operating after the Closing by the Company of all its material properties and (C) the conduct after the Closing by the Company of its businesses as conducted by it on the date hereof.

              (ii) to defend, consistent with applicable principles and requirements of law, any lawsuit or other legal proceedings, whether judicial or administrative, whether brought derivatively or on behalf of third persons (including governmental authorities) challenging this Agreement or the transactions contemplated hereby; and

              (iii) to furnish each other such information and assistance as may reasonably be requested in connection with the foregoing.

5.7  ADDITIONAL AGREEMENTS.

         Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use its best efforts at its own expense to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, provided that in no event shall total expense of any party under this sentence exceed Twenty-Five Thousand Dollars ($25,000). In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers of the Company shall take all such necessary action.

5.8  INTERIM FINANCIAL STATEMENTS.

         Within thirty (30) days after the end of each calendar month after April 30, 1996, the Company will deliver to UAG unaudited consolidated balance sheets of the Company at the end of such calendar month and at the end of the corresponding calendar month of the preceding fiscal year, together with the related unaudited consolidated statements of income and cash flow for the fiscal months then ended. The Company will also deliver to UAG copies of the Company Factory Statements provided to Nissan after the date hereof within five days of their delivery to Nissan. All such financial statements shall fairly present the financial position and results of operations of the Company as of the date or for the periods indicated. All unaudited financial statements delivered pursuant to this SECTION 5.9 shall be prepared on a basis consistent with the April Unaudited Company Financial Statements.

5.9 NOTIFICATION OF CERTAIN MATTERS.

         Between the date hereof and the Closing, each party to this Agreement will give prompt notice in writing to the other party hereto of: (i) any information that indicates that any representation of such party contained herein was not true and correct as of the date made or will not be true and correct as of the Closing, (ii) the occurrence of any event which could result in the failure to satisfy a condition specified in ARTICLE 6 or ARTICLE 7 hereof, as applicable, (iii) any notice or other communication from any third person alleging that the consent of such third person is or may be required in connection with the transactions contemplated by this Agreement, and (iv) in the case of the Stockholder and the Company, any notice of, or other communication relating to, any default or event which, with notice or lapse of time or both, would become a default under any Company Agreement set forth on SCHEDULE 2.15. The Company and the Stockholder will (x) promptly advise UAG of any event that has, or could reasonably be expected in the future to have, a Material Adverse Effect on the Company, (y) confer on a regular and frequent basis with one or more designated representatives of UAG to report operational matters and to report the general status of ongoing operations, and (z) notify UAG of any emergency or other change in the normal course of business or relating to the Real Property or Improvements of the Company and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or adjudicatory proceedings involving the Company, the Real Property or the Improvements and will keep UAG fully informed of such events and permit UAG's representatives access to all materials prepared in connection therewith. Each Stockholder shall give prompt notice to UAG of any notice or other communication from any third person asserting any right, title or interest in any of the Shares held by such Stockholder (including, without limitation, any threat to commence, or notice of the commencement of any action or other proceeding with respect to the Shares) or the occurrence of any other event of which such Stockholder has knowledge which could result in any failure to consummate the sale of the Shares as contemplated hereby.

5.10 ASSURANCE BY THE STOCKHOLDER.

         The Stockholder, the Company, UAG and Sub shall use their respective best efforts to comply with their respective covenants set forth in this Agreement.

5.11 ANTITRUST IMPROVEMENTS ACT COMPLIANCE.

         UAG, Sub, the Stockholder and the Company, as applicable, shall each file or cause to be filed with the Federal Trade Commission and the United States Department of Justice any notifications required to be filed by the respective "ultimate parent" entities under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "H-S-R Act"), and the rules and regulations promulgated thereunder, with respect to the transactions contemplated herein. The parties shall use their best efforts to make such filings promptly, to respond to any requests for additional information made by either of such agencies, to cause the waiting periods under the H-S-R Act to terminate or expire at the earliest possible date and to resist vigorously, at UAG's sole cost and expense (including, without limitation, the institution or defense of legal proceedings), any assertion that the transactions contemplated herein constitute a violation of the antitrust laws, all to the end of expediting consummation of the transactions contemplated herein; PROVIDED, HOWEVER, that if UAG or the Stockholder shall determine after issuance of any preliminary injunction that continuing such resistance is not in its or their best interests, UAG or the Stockholder, as the case may be, may, by written notice to the other party, terminate this Agreement with the effect set forth in
SECTION 8.2 hereof. Notwithstanding the foregoing, UAG shall pay, at its sole cost and expense, all filing fees and other expenses relating to complying with the H-S-R Act.

                                      ARTICLE 6
                            CONDITIONS TO THE OBLIGATIONS
                         OF UAG AND SUB TO EFFECT THE CLOSING

         The obligations of UAG and Sub required to be performed by them at the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, each of which may be waived by UAG and Sub as provided herein except as otherwise required by applicable law:

6.1  REPRESENTATIONS; AGREEMENTS; COVENANTS.

         Each of the representations of the Company and the Stockholder contained in this Agreement shall be true and correct on the date made and shall be true and correct in all material respects as of the Closing. Each of the obligations of the Company and the Stockholder required by this Agreement to be performed by them at or prior to the Closing shall have been duly performed and complied with in all material respects as of the Closing. At the Closing, Sub shall have received a certificate, dated the Closing Date and duly executed by the Stockholder, to the effect that the conditions set forth in the two preceding sentences have been satisfied.

6.2 AUTHORIZATION; CONSENTS.

         (a) All corporate action necessary to authorize the execution, delivery and performance of this Agreement and the Lease, and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Company. All filings required to be made under the H-S-R Act in connection with the transactions contemplated hereby shall have been made and all applicable waiting periods with respect to each such filing, including extensions thereof, shall have expired or been terminated.

         (b) All notices to, and declarations, filings and registrations with, and consents, authorizations, approvals and waivers from, governmental and regulatory bodies and third persons (including, but not limited to, all automobile manufacturers with whom the Company has a franchise agreement (or comparable instrument)) required to consummate the transactions contemplated hereby and all consents or waivers shall have been made or obtained.

6.3  OPINIONS OF THE COMPANY'S AND THE STOCKHOLDER'S COUNSEL.

         UAG and Sub shall have been furnished with the opinion of the Company's and the Stockholder's counsel, dated the Closing Date, in form and substance that is substantialy similar to the terms agreed to between UAG and Stockholder's counsel on June 5, 1996.

6.4  ABSENCE OF LITIGATION.

         No order, stay, injunction or decree of any court of competent jurisdiction in the Untied States shall be in effect (i) that prevents or delays the consummation of any of the transactions contemplated hereby or (ii) would impose any limitation on the ability of UAG or Sub effectively to exercise full rights of ownership of the Shares. No action, suit or proceeding before any court or any governmental or regulatory entity shall be pending (or threatened by any governmental or regulatory entity), and no investigation by any governmental or regulatory entity shall have been commenced (and be pending), seeking to restrain or prohibit (or questioning the validity or legality of) the consummation of the transactions contemplated by this Agreement or seeking damages in connection therewith which UAG or Sub, in good faith and with the advice of counsel, believes makes it undesirable to proceed with the consummation of the transactions contemplated hereby.

6.5 NO MATERIAL ADVERSE EFFECT.

         During the period from December 31, 1995 to the Closing Date, there shall not have been any material adverse change in the assets, properties, business, operations, prospects, net income or financial condition of the Company.

6.6  COMPLETION OF DUE DILIGENCE.

         UAG and Sub shall have completed their due diligence examination of the Company, the Real Property and the Improvements and the results of such examination, including any Phase I or Phase II environmental audits of the Company, shall be satisfactory to UAG and Sub; PROVIDED, HOWEVER, that, with the exception of due diligence relating to any environmental issues, such due diligence shall be completed, and shall be deemed completed, no later than twenty-one (21) days after the execution of this Agreement. UAG will pay the costs for a Phase I environmental audit. If, after obtaining the results of the Phase I environmental audit, UAG determines that a Phase II environmental audit is required, the expenses of the Phase II environmental audit shall be paid by UAG; PROVIDED, HOWEVER, that if the results of the Phase II environmental audit conclude that remedial action is required, the Stockholder shall reimburse UAG for one-half of the Phase II expenses and shall be responsible for the costs of the remedial action, except that if it can reasonably be expected that the cost of such remedial action will exceed Five Hundred Thousand Dollars ($500,000), the Stockholder shall have the right to terminate this Agreement if UAG does not agree to pay all such costs in excess of Five Hundred Thousand Dollars ($500,000). Notwithstanding the foregoing, UAG, Sub and their respective representatives, in the performance of any due diligence, shall not communicate, without the Stockholder's prior approval, with any employee, lender, creditor, customer, franchisor, licensor, vendor, distributor or supplier of the Company or any other person who deals or is otherwise associated with the Company.

6.7  LEASES.

         The Stockholder and the Company shall have entered into the Estate Lease, and the Company and Argonne shall have entered into the Argonne Lease.

6.8 CERTIFICATES.

         The Stockholder and the Company shall have furnished UAG and Sub with a certificate, dated as of the Closing Date, executed by the Stockholder certifying to the fulfillment of the conditions set forth in SECTIONS 6.4 AND
6.11 hereof and shall have furnished UAG and Sub with such any other certificates of its officers and others as UAG and Sub may reasonably request to evidence compliance with the conditions set forth in this ARTICLE 6.

6.9 LEGAL MATTERS.

         All certificates, instruments and other documents required to be executed or delivered by or on behalf of the Stockholder and the Company under the provisions of this Agreement, and all other actions and proceedings required to be taken by or on behalf of the Stockholder and the Company in furtherance of the transactions contemplated hereby, shall be reasonably satisfactory in form and substance to counsel for UAG and Sub.

6.10 APPROVAL OF MANUFACTURER AND DISTRIBUTOR.

         The Stockholder and the Company shall have obtained the consent, authorization and approval of Nissan Motor Corporation USA on terms no less favorable to those granted to the Company immediately prior to the execution of this Agreement.

6.11 ENVIRONMENTAL LAWS.

         The Company shall be in compliance with all applicable Environmental Laws.

6.12 NONDISTURBANCE AGREEMENT.

         The Stockholder shall have obtained nondisturbance agreements with respect to any indebtedness secured by the Real Property in form and substance satisfactory to the Company and UAG.

6.13 TITLE INSURANCE.

         UAG and Sub shall have obtained title insurance, at their expense, on behalf of the Company with respect to the leasehold estate for the Estate Lease and the Argonne Lease, in form and substance satisfactory to UAG and Sub and shall have obtained certificates of title from Obenschain and Chandler, L.L.C. with respect to title of the landlord under the Guynn Leases.

6.14 LEASE TERMINATION AGREEMENT/MEMORANDUM OF LEASE.

         With respect to the existing leases between the Company and the Stockholder and the Company and Argonne, the Company, the Stockholder and Argonne, as the case may be, shall have executed lease termination agreements in form and substance satisfactory to UAG and the Company. With respect to the Estate Lease and the Argonne Lease, the Company, the Stockholder and Argonne shall have executed memoranda of lease in form and substance satisfactory to UAG and the Company.

6.15 RESIGNATION OF THE COMPANY'S DIRECTORS.

         Each of the persons who is a director of the Company on the Closing Date shall have tendered to Sub in writing his resignation as such in form and substance satisfactory to UAG.

6.16 SCHEDULES.

         The Company and the Stockholder shall have delivered to UAG and Sub all Schedules referred to in ARTICLES 2 AND 3 and such Schedules and the Disclosure Documents shall be acceptable in form and substance to UAG and Sub.

6.17 COURT ORDER.

         The Stockholder shall have obtained an order from the Probate Court of Gwinnett County, Georgia relating to the power and authority of the Stockholder to consummate the transactions contemplated by this Agreement.


                                      ARTICLE 7
                         CONDITIONS TO THE OBLIGATIONS OF THE
                  STOCKHOLDER AND THE COMPANY TO EFFECT THE CLOSING

         The obligations of the Stockholder and the Company required to be performed by them at the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions, each of which may be waived by the Company and the Stockholder as provided herein except as otherwise required by applicable law:

7.1 REPRESENTATIONS AND AGREEMENTS.

         Each of the representations of UAG and Sub contained in this Agreement shall be true and correct on the date made and shall be true and correct in all material respects as of the Closing. Each of the obligations of UAG and Sub required by this Agreement to be performed by them at or prior to the Closing shall have been duly performed and complied with in all material respects as of the Closing. At the Closing, the Stockholder shall have received a certificate, dated the Closing Date and duly executed by the chief financial officer of UAG and of Sub to the effect that the conditions set forth in the preceding two sentences have been satisfied.

7.2 AUTHORIZATION OF THE AGREEMENT, CONSENTS.

         (a) All corporate action necessary to authorize the execution, delivery and performance of this Agreement, the Stipulated Documents and the consummation of the transactions contemplated hereby shall have been duly and validly taken by UAG and Sub. All filings required to be made under the H-S-R Act in connection with the transactions contemplated hereby shall have been made and all applicable waiting periods with respect to each such filing, including extensions thereof, shall have expired or been terminated.

         (b) All notices to, and declarations, filings and registrations with, and consents, authorizations, approvals and waivers from, governmental and regulatory bodies and third persons (including, but not limited to, all automobile manufacturers with whom the Company has entered into a franchise agreement (or comparable instrument)) required to consummate the transactions contemplated hereby and all consents or waivers shall have been made or obtained.

7.3 OPINIONS OF UAG'S AND SUB'S COUNSEL.

         The Stockholder shall have been furnished with the opinion of Rogers & Hardin, counsel to UAG and Sub, dated the Closing Date, in form and substance satisfactory to the Stockholder and its counsel. In rendering the foregoing opinions, such counsel may rely as to factual matters upon certificates or other documents furnished by officers and directors of UAG and

Sub and by government officials, and upon such other documents and data as such counsel deems appropriate as a basis for its opinion. Such opinions may be limited to Georgia and federal laws and the General Corporation Law of the State of Delaware.

7.4 ABSENCE OF LITIGATION.

         No order, stay, injunction or decree of any court of competent jurisdiction in the United States shall be in effect (i) that prevents or delays the consummation of any of the transactions contemplated hereby or (ii) would impose any limitation on the ability of the Stockholder effectively to exercise full right to sell and transfer ownership of the Shares. No action, suit or proceeding before any court or any governmental or regulatory entity shall be pending (or threatened by any governmental or regulatory entity), and no investigation by any governmental or regulatory entity shall have been commenced (and be pending), seeking to restrain or prohibit (or questioning the validity or legality of) the consummation of the transactions contemplated by this Agreement or seeking damages in connection therewith which the Stockholder, in good faith and with the advice of counsel, believes makes it undesirable to proceed with the consummation of the transactions contemplated hereby.

7.5 BASE PRICE AND NOTE.

         Sub shall have paid the Base Price and shall have executed the Note.

7.6 UAG GUARANTY.

         UAG shall have executed the UAG Guaranty of Note, the UAG Guaranty of Estate Lease, the UAG Guaranty of Argonne Lease and the UAG Guaranty of Note.

7.7 COMPANY GUARANTY OF NOTE.

         The Company shall have executed the Company Guaranty of Note.

7.8 CERTIFICATES.

         UAG and Sub shall have furnished the Stockholder with such certificates of its officers and others to evidence compliance with the conditions set forth in this ARTICLE 7 as may be reasonably requested by the Stockholder.

7.9 LEGAL MATTERS.

         All certificates, instruments, opinions and other documents required to be executed or delivered by or on behalf of UAG or Sub under the provisions of this Agreement, and all other actions and proceedings required to be taken by or on behalf of UAG or Sub in furtherance of the transactions contemplated hereby, shall be reasonably satisfactory in form and substance to counsel for the Stockholder.

7.10 APPROVAL OF MANUFACTURER AND DISTRIBUTOR.

         The Stockholder, UAG and the Company hall have obtained the consent, authorization and approval of Nissan Motor Corporation USA.

7.11 RELEASE OF GUARANTY.

         UAG and Sub shall have obtained the full and complete release of Lynda Hickman, individually ("LH"), and the Stockholder from any and all obligations and liabilities of the Company, including without limitation the guaranty of LH and the Stockholder of all Liabilities under the Promissory Note dated May 4, 1994, in the original principal amount of $7,500,000 between Bank South, N.A. and Hickman Nissan, Inc. (the "Release of Guaranty").

7.12 SCHEDULES.

         UAG shall have delivered to the Stockholder all Schedules referred to in ARTICLE 4 and such Schedules shall be acceptable in form and substance to the Stockholder.

7.13 BOARD APPROVAL.

         The Board of Directors of UAG and Sub shall have approved this Agreement and the transactions contemplated hereby.


                                      ARTICLE 8
                                     TERMINATION

8.1 TERMINATION.

         This Agreement may be terminated at any time prior to Closing:

              (i)   by mutual consent of UAG, Sub and the Stockholder;

              (ii) by either UAG, Sub, or the Stockholder if the Closing shall not have taken place on or prior to the later of: (A) June 28, 1996, (B) the date that is two (2) business days after the date on which the H-S-R Act (as defined in SECTION 5.11) waiting period expires or is terminated,
    (C) the date that is two (2) business days after the date on which the condition set forth in Section 6.10 HEREOF IS SATISFIED, or (D) the date that is two (2) business days after the date on which any condition set forth in SECTION 6.17 hereof is satisfied; PROVIDED, HOWEVER, that the Closing Date shall be no later than July 10, 1996 unless a later date shall have been approved by UAG, Sub and the Stockholder.

              (iii) by UAG, Sub, or the Stockholder if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and non-appealable;

              (iv) by UAG or Sub if any of the conditions specified in ARTICLE 6 hereof have not been met or waived by UAG and Sub at such time as such condition is no longer capable of satisfaction (provided that neither UAG nor Sub is otherwise in material breach of its representations, covenants or agreements under this Agreement);

              (v)   by the Stockholder if any of the conditions specified in
    ARTICLE 7 hereof have not been met or waived by the Stockholder at such time as such condition is no longer capable of satisfaction (provided that neither the Stockholder nor the Company is otherwise in material breach of his or its representations, covenants or agreements under this Agreement); or

              (vi) by either UAG, Sub or the Stockholder if there has been a material breach on the part of the other of any representation, covenant or agreement set forth in this Agreement, which breach has not been cured within ten (10) Business Days following receipt by the breaching party of written notice of such breach.

         If UAG, Sub or the Stockholder shall terminate this Agreement pursuant to the provisions hereof, such termination shall be effected by notice to the other parties specifying the provision hereof pursuant to which such termination is made.

8.2 EFFECT OF TERMINATION.

         (a) Except (i) for any breach of this Agreement prior to its termination, and (ii) for the obligations contained in SECTIONS 5.1 AND 10.2 hereof and (iii) as set forth in SECTION 8.2(b) hereof, upon the termination of this Agreement pursuant to SECTION 8.1 hereof, this Agreement shall forthwith become null and void and none of the parties hereto or any of their respective officers, directors, employees, agents, Affiliates, consultants, stockholders or principals shall have any liability or obligation hereunder or with respect hereto.

         (b) Notwithstanding anything contained in this Agreement to the contrary except SECTION 5.1 hereof, if the transactions contemplated by this Agreement fail to close for any reason whatsoever (including without limitation any party's breach of one or more representations, covenants and agreements set forth in this Agreement or any party's arbitrary or capricious refusal to close), then the total liability of the Stockholder and the Company (even if such parties breach this Agreement or refuse to close) under ARTICLE 9 and this Agreement shall not (except for matters described in SECTION 5.1(b) hereof) exceed Twenty-Five Thousand Dollars ($25,000), and the total liability of UAG and

Sub (even if such parties breach this Agreement or refuse to close) under
ARTICLE 9 and this Agreement shall not (except for matters described in SECTION 5.1(a) hereof) exceed Twenty-Five Thousand Dollars ($25,000), and the parties hereto acknowledge, covenant and agree that none of the parties hereto or any other Person shall be entitled to specific performance or have any right to any other equitable remedy or injunctive relief.

                                      ARTICLE 9
                                   INDEMNIFICATION

9.1 INDEMNIFICATION BY THE STOCKHOLDER.

         Notwithstanding the Closing or the delivery of the Shares, the Stockholder indemnifies and agrees, except to the extent covered by insurance, to fully defend, save and hold harmless UAG, Sub and the Company (after the Closing) (each a "UAG Indemnified Party"), if a UAG Indemnified Party (including the Company after the Closing Date) shall at any time or from time to time pay any Costs (as defined in SECTION 9.7 below) arising out of or resulting from, or shall pay or become legally obligated to pay any sum on account of, (i) any and all Stockholder Events of Breach (as defined below) or (ii) any claim before or by any court, arbitrator, panel, agency or other governmental, administrative or judicial entity, which claim involves, affects or relates to any assets, properties or operations of the Company or the conduct of the business of the Company prior to the Closing Date (a "Stockholder Third Party Claim"). As used herein, "Stockholder Event of Breach" shall be and mean any one or more of the following: (i) any untruth or inaccuracy in any representation of the Stockholder or the Company contained in this Agreement, including, without limitation, any misrepresentation in, or omission from, any statement, certificate, schedule, exhibit, annex or other document furnished pursuant to this Agreement by the Stockholder or the Company (or any representative of the Stockholder or the Company) to UAG or Sub (or any representative of UAG or Sub) and any misrepresentation in or omission from any document furnished to UAG or Sub in connection with the Closing, and (ii) any failure of the Stockholder or the Company duly to perform or observe any term, provision, covenant, agreement or condition on the part of the Stockholder or the Company to be performed or observed.

9.2 INDEMNIFICATION BY UAG.

         Notwithstanding the Closing, UAG indemnifies and agrees, except to the extent covered by insurance, to fully defend, save and hold harmless the Stockholder and the Company (prior to the Closing) (each a "Stockholder Indemnified Party"), if a Stockholder Indemnified Party (including the Company prior to Closing) shall at any time or from time to time pay any Costs arising out of or resulting from, or shall pay or become legally obligated to pay any sum on account of, (i) any and all UAG Events of Breach (as defined below), (ii) any claim before or by any court, arbitrator, panel, agency or other governmental, administrative or judicial entity, which claim involves, affects or relates to any assets, properties or operations of UAG or Sub or the conduct of the business of UAG or Sub prior to or after the Closing Date or (iii) any claim before or by any court, arbitrator, panel, agency or other governmental, administrative or judicial entity, which claim involves, affects or relates to the conduct of the business of the Company after the Closing Date (any and all claims described in clauses (ii) and (iii) being referred to herein collectively as a "UAG Third Party Claim"). As used herein, "UAG Event of Breach" shall be and mean any one or more of the following: (i) any untruth or inaccuracy in any representation of UAG or Sub contained in this Agreement, including, without limitation, any misrepresentation in, or omission from, any statement, certificate, schedule, exhibit, annex or other document furnished pursuant to this Agreement by UAG or Sub (or any representative of UAG or Sub) to the Stockholder (or any representative of the Stockholder) and any misrepresentation in or omission from any document furnished to the Stockholder in connection with the Closing, and (ii) any failure of UAG or Sub duly to perform or observe any term, provision, covenant, agreement or condition on the part of UAG or Sub to be performed or observed.

9.3 PROCEDURES.

         If (i) any Stockholder Event of Breach occurs or is alleged and a UAG Indemnified Party asserts that the Stockholder has become obligated to a UAG Indemnified Party pursuant to SECTION 9.1, or if any Stockholder's Third Party Claim is begun, made or instituted as a result of which the Stockholder may become obligated to a UAG Indemnified Party hereunder, or (ii) a UAG Event of Breach occurs or is alleged and a Stockholder Indemnified Party asserts that UAG has become obligated to a Stockholder Indemnified Party pursuant to SECTION 9.2, or if any UAG Third Party Claim is begun, made or instituted as a result of which UAG may become obligated to a Stockholder Indemnified Party hereunder (for purposes of this ARTICLE 9, any UAG Indemnified Party and any Stockholder Indemnified Party is sometimes referred to as an "Indemnified Party" and UAG and the Stockholder are sometimes referred to as an "Indemnifying Party," and any UAG Third Party Claim and any Stockholder Third Party Claim is sometimes referred to as a "Third Party Claim," in each case as the context so requires), such Indemnified Party shall give written notice to the Indemnifying Party of its or her obligation to provide indemnification hereunder, provided that any failure to so notify the Indemnifying Party shall not relieve them from any liability that it or he may have to the Indemnified Party under this ARTICLE 9. If such notice relates to a Third Party Claim, each Indemnifying Party, jointly and severally, agrees to defend, contest or otherwise protect such Indemnified Party against any such Third Party Claim at its or her sole cost and expense. Such Indemnified Party shall have the right, but not the obligation, to participate at its own expense in the defense thereof by counsel of such Indemnified Party's choice and shall in any event cooperate with and assist the Indemnifying Party to the extent reasonably possible. If the Indemnifying Party fails timely to defend, contest or otherwise protect against such Third Party Claim, such Indemnified Party shall have the right to do so, including, without limitation, the right to make any compromise or settlement thereof, and such Indemnified Party shall be entitled to recover the entire Cost thereof from the Indemnifying Party, including, without limitation, attorneys' fees, disbursements and amounts paid (or of which such Indemnified Party has become obligated to pay) as the result of such Third Party Claim. Failure by the Indemnifying Party to notify such Indemnified Party of its or their election to defend any such Third Party Claim within fifteen (15) days after notice thereof shall have been given to the Indemnifying Party shall be deemed a waiver by the Indemnifying Party of its or their right to defend such Third Party Claim. If the Indemnifying Party assumes the defense of the particular Third Party Claim, the Indemnifying Party shall not, in the defense of such Third Party Claim, consent to entry of any judgment or enter into any settlement, except with the written consent of such Indemnified Party. In addition, the Indemnifying Party shall not enter into any settlement of any Third Party Claim (except with the written consent of such Indemnified Party) which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to such Indemnified Party a full release from all liability in respect of such Third Party Claim. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to control (but shall be entitled to participate at their own expense in the defense of), and the Indemnified Party shall be entitled to have sole control over, the defense or settlement of any Third Party Claim to the extent the Third Party Claim seeks an order, injunction or other equitable relief against the Indemnified Party which, if successful, could materially interfere with the business, operations, assets, condition (financial or otherwise) or prospects of the Indemnified Party.

9.4 LIMITATION ON INDEMNIFICATION.

         (a) INDEMNIFICATION BY THE STOCKHOLDERS. A UAG Indemnified Party shall be entitled to indemnification in connection with a Stockholder Event of Breach or a Stockholder Third Party Claim only if the aggregate Costs incurred or sustained by all UAG Indemnified Parties exceed Two Hundred Fifty Thousand Dollars ($250,000). In the event that the aggregate Costs incurred or sustained by all UAG Indemnified Parties exceeds Two Hundred Fifty Thousand Dollars ($250,000), then the Stockholder shall be fully liable for all such Costs without regard to such threshold. The provisions of this SECTION 9.4(a) shall not apply to SECTIONS 1.2, 5.1 OR 10.2.

         (b) INDEMNIFICATION BY UAG. A Stockholder Indemnified Party shall be entitled to indemnification in connection with a UAG Event of Breach or a UAG Third Party claim only if the aggregate Costs incurred or sustained by all Stockholder Indemnified Parties exceed Two Hundred Fifty Thousand Dollars ($250,000). In the event the aggregate Costs incurred or sustained by all Stockholder Indemnified Parties exceeds Two

Hundred Fifty Thousand Dollars ($250,000), then UAG shall be fully liable for all such Costs without regard to such threshold. The provisions of this SECTION 9.4(b) shall not apply to SECTIONS 1.2, 5.1 OR 10.2.

         (c) BENEFITS. If any liability for taxes, with respect to which an Indemnified Party is entitled to indemnification from the Indemnifying Party, results from the disallowance of any claimed deduction or credit, or from the shifting of any item of income from one taxable period to another taxable period, then the amount of indemnification to which the Indemnified Party is entitled shall be computed after taking into consideration any resulting tax benefit accruing to the Indemnified Party. The adjustments for tax benefits and insurance coverage under this ARTICLE 9 shall take into account the time value of money using the then applicable federal rate for federal income tax purposes in determining the amount of reimbursement to which the Indemnified Party is entitled under this Article.

         (d) CAP. (i) Notwithstanding anything contained in this Agreement to the contrary and except as set forth in SECTION 9.10 hereof, in no event shall the aggregate liability of the Stockholder under this ARTICLE 9 and this Agreement exceed Two Million Dollars ($2,000,000), except that if the transactions contemplated by this Agreement fail to close for any reason, in no event shall the aggregate liability of the Stockholder under this ARTICLE 9 and this Agreement exceed Twenty-Five Thousand Dollars ($25,000).

              (ii) Notwithstanding anything contained in this Agreement to the contrary, and except for UAG's liability under ARTICLE 1 hereof, including without limitation UAG's liability under the UAG Guaranty of Estate Lease, UAG Guaranty of Argonne Lease and UAG Guaranty of Note, in no event shall the aggregate liability of UAG under this ARTICLE 9 and this Agreement exceed Two Million Dollars ($2,000,00), except that if the transactions contemplated by this Agreement fail to close for any reason, in no event shall the aggregate liability of UAG under this ARTICLE 9 and this Agreement exceed Twenty-Five Thousand Dollars ($25,000).

9.5 OFFSET.

         (a) Notwithstanding anything in this Agreement to the contrary, the right of UAG, Sub and/or the Company to recover from the Stockholder for any amounts due to UAG, Sub or the Company under this ARTICLE 9 shall be limited to
(i) the right to offset such amount against UAG's, Sub's or the Company's obligations under the Note or (ii) to recover any principal amount paid on the Note.

         (b) If UAG, Sub or the Company (the "Exercising Party") determines in good faith that it has a right to be indemnified and held harmless by the Stockholder under this ARTICLE 9 (the "Offset Claim"), it may, after giving twenty (20) days prior written notice to the Stockholder of its intention to exercise its right of offset or right of recovery under this SECTION 9.5 with respect to any Offset Claim (the "Right of Offset"), exercise such Right of Offset with respect to such Offset Claim. Notwithstanding the foregoing, the exercise of any Right of Offset by any Exercising Party shall not constitute or be construed as a waiver or release of the Stockholder's right to object to any Offset Claim or the exercise of any Right of Offset by any Exercising Party, and the Stockholder shall have all of the rights and remedies available to the Stockholder (whether at law or in equity) with respect thereto.

9.6 REMEDIES.

         Except as otherwise provided in SECTIONS 5.1 AND 10.2 of this Agreement, the rights of an Indemnified Party under this ARTICLE 9 shall be the exclusive rights and remedies to which such Indemnified Party shall be entitled under this Agreement, applicable law or otherwise.

9.7 DEFINITIONS.

         For purposes of this ARTICLE 9, "Costs" shall mean, except to the extent covered by insurance, all liabilities, losses, costs, damages (not including consequential damages), expenses, claims, attorney's fees, experts' fees, consultants' fees, and disbursements of any kind or of any nature whatsoever; PROVIDED, HOWEVER, that attorney's fees shall be reasonable and based on time actually spent which shall be charged at not more than the attorney's standard hourly rate and provided further that only one law firm shall be paid on any claim regardless of the number of indemnified parties involved in such claim. For purposes of application of the indemnity provisions of this ARTICLE 9, the amount of any Cost arising from the breach of any representation, covenant or agreement shall be the out-of-pocket amount of any Cost actually paid or legally required to be paid by the Indemnified Party as a result of such breach.

9.8 ADJUSTMENTS.

         Notwithstanding anything contained in this Agreement to the contrary, the Stockholder shall not have any liability under this Article for any breach of covenant or misrepresentation or otherwise have any liability under this Agreement to the extent that the existence of such liability or the breach of covenant or the falsity of the representation upon which such liability would be based is disclosed in any Schedule or Disclosure Document or in any other contracts, documents, records or instruments delivered to or made available to UAG, Sub or its representatives hereunder or which is disclosed in a written notice furnished to any of them prior to the Closing Date; PROVIDED, HOWEVER, that any such disclosure made between the date of execution of this Agreement and the Closing Date shall not affect the right of Sub to elect not to close the transactions contemplated by this Agreement as provided in SECTION 8.1 hereof; it being understood and agreed that if Sub elects to close after such disclosure (thereby waiving such breach or misrepresentation), UAG and Sub shall thereafter have no claim against the Company or the Stockholder by reason of, in connection with or arising from any such disclosed liability, breach or misrepresentation.

9.9 SUBROGATION.

         If the Indemnifying Party makes any payment under this Article with respect to any loss, the Indemnifying Party shall be subrogated, to the extent of such payment, to the rights of the Indemnified Party against any insurer or other party with respect to such losses. If the Indemnified Party makes any payments under this Article with respect to any losses, the Indemnified Party shall assign to the Indemnifying Party any and all rights with respect to which and to the extent to which indemnification shall have been sought or made under this Agreement, and the Indemnified Party shall not take any action which directly or indirectly would affect such claims that the Indemnifying Party may have with respect thereto and shall cooperate fully with the Indemnified Party in pursuing such claims.

9.10 CERTAIN ADDITIONAL INDEMNIFICATION.

         Notwithstanding anything herein to the contrary, the Stockholder and Lynda Jane Hickman, in her individual capacity, jointly and severally, indemnify and agree to fully defend, save and hold harmless each UAG Indemnified Party if a UAG Indemnified Party shall at any time or from time to time be required to pay any Costs or is subject to any other damages or liability arising out of or resulting from, or shall pay or become legally obligated to pay any sum on account of, any untruth or inaccuracy in any representation of the Stockholder or the Company contained in SECTIONS 2.3, 3.1 AND 3.2(a) hereof; PROVIDED, HOWEVER, that in no event shall the aggregate amount of the liability of the Stockholder and Ms. Hickman under this SECTION 9.10 exceed Eleven Million Dollars ($11,000,000) (the "Limitation Amount"), except that after the expiration of the period that commences on the Closing Date and ends on the date that is two (2) years after the Closing Date (the "2-Year Period") such Limitation Amount shall be increased by the amount by which $2,000,000 exceeds the aggregate amount of all claims asserted against the Stockholder during the 2-Year Period under SECTIONS 9.1 AND 9.5 hereof; and, PROVIDED, FURTHER, that
(a) the obligations of the Stockholder hereunder shall expire on the later of the date that is (i) five (5) years after the Closing Date or (ii) with respect to any claim asserted with respect to any breach of such representation pursuant to SECTION 9.3 hereof within five (5) years of the Closing Date on the date such claim is finally liquidated or otherwise resolved; and (b) the obligations of Ms. Hickman hereunder shall expire on the later of the date that is (x) seven
(7) years after the Closing Date or (y) with respect to any claim asserted with respect to any breach of such representation pursuant to SECTION 9.3 hereof within seven (7) years of the Closing Date on the date such claim is finally liquidated or otherwise resolved.

                                      ARTICLE 10
                                    MISCELLANEOUS

10.1 SURVIVAL OF PROVISIONS.

         (a) The respective representations, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement, subject to SECTION 10.1(b) below. In the event of a breach of any such representations, or covenants, the party to whom such representations, or covenants have been made shall have all rights and remedies for such breach available to it under the provisions of this Agreement, regardless of any disclosures to, or investigation made by or on behalf of, such party on or before the Closing Date.

         (b) Each of the representations set forth in ARTICLE 2, ARTICLE 3 and
ARTICLE 4 hereof and in any certificate delivered pursuant to ARTICLE 6 or
ARTICLE 7 hereof shall survive, and not be affected in any respect by the Closing, for a period terminating on the later of (i) the date that is two (2) years after the Closing Date, and (ii) with respect to any claim asserted with respect to any breach of such representations pursuant to SECTION 9.3 hereof before the expiration of such representation, on the date such claim is finally liquidated or otherwise resolved; PROVIDED, HOWEVER, that with respect to the Stockholder, the representations set forth in SECTIONS 2.3, 3.1 AND 3.2(a) hereof shall survive and not be affected in any respect by the Closing, for a period terminating on the later of (x) the date that is five (5) years after the Closing Date and (y) with respect to any claim asserted with respect to any breach of such representations pursuant to SECTION 9.3 hereof before the expiration of such representations on the date such claim is finally liquidated or otherwise resolved; and PROVIDED, FURTHER, that with respect to Ms. Hickman, the representations set forth in SECTIONS 2.3, 3.1 AND 3.2(a) hereof shall survive and not be affected in any respect by the Closing, for a period terminating on the later of (x) the date that is seven (7) years after the Closing Date and (y) with respect to any claim asserted with respect to any breach of such representations pursuant to SECTION 9.3 hereof before the expiration of such representations on the date such claim is finally liquidated or otherwise resolved.

10.2 FEES AND EXPENSES.

         Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby through the Closing Date shall be paid by the party incurring such fees, costs or expenses; PROVIDED, HOWEVER, that if the Closing does not occur and SECTION 5.5 hereof is breached, then the Stockholder or the Company shall pay to UAG, within five (5) Business Days after receipt of a request therefor, an amount equal to the lesser of (a) Twenty Thousand Dollars ($20,000), or (b) all of the legal and other fees, costs and expenses incurred by UAG in connection with this Agreement and the transactions contemplated hereby.

10.3 HEADINGS.

         The section headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

10.4 NOTICES.

         All notices or other communications required or permitted hereunder shall be given in writing and shall be deemed sufficient if delivered by hand, recognized overnight delivery service or mailed by registered or certified mail, postage prepaid (return receipt requested), as follows:

         If to the Company before the Closing date:

         339 Argonne Drive
         Atlanta, Georgia  30304

                   and

         Neill B. Faucett
         Faucett, Taylor & Associates, P.C.
         2550 Heritage Court, N.W.

         Atlanta, Georgia  30339

         with a copy to:

         Davis, Matthews & Quigley, P.C.
         14th Floor, Lenox Towers II
         3400 Peachtree Road
         Atlanta, Georgia  30326
         Attn:  William M. Matthews, Esq.

         If to the Company after the Closing Date:

         United Auto Group, Inc.
         375 Park Avenue
         New York, New York 10022
         Facsimile No.: (212) 223-5148
         Attn:  George G. Lowrance, Esq.,

         with a copy to:

         Rogers & Hardin
         2700 Cain Tower, Peachtree Center
         229 Peachtree Street, N.E.
         Atlanta, Georgia  30303
         Facsimile No.:  (404) 525-2224
         Attn:  Michael Rosenzweig

         If to the Stockholder:

         339 Argonne Drive
         Atlanta, Georgia  30305

                     and

         Neill B. Faucett
         Faucett, Taylor & Associates, P.C.
         2550 Heritage Court, N.W.
         Atlanta, Georgia  30339

         with a copy to:

         Davis, Matthews & Quigley, P.C.
         14th Floor, Lenox Towers II

         3400 Peachtree Road
         Atlanta, Georgia  30326
         Attn:  William M. Matthews, Esq.

         If to UAG or Sub:

         United Auto Group, Inc.
         375 Park Avenue
         New York, New York 10022
         Facsimile No.: (212) 223-5148
         Attn:  George G. Lowrance, Esq.,

         with a copy to:

         Rogers & Hardin
         2700 Cain Tower, Peachtree Center
         229 Peachtree Street, N.E.
         Atlanta, Georgia  30303
         Facsimile No.:  (404) 525-2224
         Attn:  Michael Rosenzweig

or such other address as shall be furnished in writing by such party, and any such notice or communication shall be effective and be deemed to have been given as of the date so delivered or three (3) days after the date so mailed; PROVIDED, HOWEVER, that any notice or communication changing any of the addresses set forth above shall be effective and deemed given only upon its receipt.

10.5 ASSIGNMENT.

         This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns, and the provisions of ARTICLE 9 hereof shall inure to the benefit of the Indemnified Parties referred to therein; PROVIDED, HOWEVER, that neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties except with respect to the distribution of the Estate of James Franklin Hickman pursuant to the terms of his Will. Notwithstanding the foregoing, UAG and Sub shall have the unrestricted right to assign this Agreement and to delegate all or any part of their obligations hereunder to any Affiliate of UAG, but in such event UAG shall remain fully liable for the performance of all of such obligations in the manner prescribed in this Agreement.

10.6 ENTIRE AGREEMENT.

         This Agreement (including the Schedules hereto) and the Lease embody the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersede all prior written or oral commitments, arrangements or understandings between the parties with respect thereto and all prior drafts of this Agreement. There are no restrictions, agreements, promises, covenants or undertakings with respect to the transactions contemplated hereby other than those expressly set forth herein or in the Lease. Prior drafts of this Agreement shall not be used as a basis for interpreting this Agreement.

10.7 WAIVER AND AMENDMENTS.

         The Stockholder, the Company, UAG and Sub may by written notice to the other parties (i) extend the time for the performance of any of the obligations or other actions of the other parties, (ii) waive any inaccuracies in the representations of the other parties contained in this Agreement, (iii) waive compliance with any of the covenants of the other parties contained in this Agreement, (iv) waive performance of any of the obligations of the other parties created under this Agreement, or (v) waive fulfillment of any of the conditions to its own obligations under this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, whether or not similar. This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties hereto.

10.8  COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

10.9 GOVERNING LAW.

         This Agreement shall be governed by the laws of the State of Georgia.

10.10 ACCOUNTING TERMS.

         All accounting terms used herein which are not expressly defined in this Agreement shall have the respective meanings given to them in accordance with GAAP.

10.11 CERTAIN DEFINITIONS.

         For purposes of this Agreement:

         (a) "Affiliate" of a specified Person shall mean a Person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified, and in the case of a specified Person who is a natural person, his spouse, his issue, his parents, his estate and any trust entirely for the benefit of his spouse and/or issue.

         (b) "best efforts" shall be deemed to not include any obligation on the part of any Person to undertake any liabilities, expend any funds or perform acts (except liabilities, expenditures or performance, other than any best efforts obligations, expressly required to be undertaken by the terms of this Agreement) which are materially burdensome to such Person; PROVIDED, HOWEVER, that notwithstanding the foregoing, the term "best efforts" shall include an obligation to take such actions which are normally incident to or reasonably foreseeable in connection with such obligation or the transactions contemplated hereby.

         (c) "Business Day" shall mean any day excluding Saturday, Sunday and any day which is a legal holiday under Federal law.

         (d) "GAAP" shall mean generally accepted accounting principles which are in effect in the United States on the Closing Date.

         (e) "Liens" shall mean any mortgages, pledges, title defects or objections, liens, claims, security interests, conditional and installment sale agreements, encumbrances or charges of any kind.

         (f) "Material Adverse Effect" shall mean any change in, or effect on, the Company (including the business thereof) which would, or could reasonably be expected to have a substantial material adverse effect on the financial condition of the Company taken as a whole.

         (g) "Person" shall mean and include an individual, corporation, limited liability company, partnership, joint venture, association, trust, any other incorporated or unincorporated organization or entity and a governmental entity or any department or agency thereto.

         (h) "Knowledge" means, with respect to the Stockholder, that Lynda Hickman, President of the Company, knows, or in the exercise of reasonable diligence, would or should have known of the particular matter referred to, and, with respect to UAG, that the President of UAG knows or, in the exercise of reasonable diligence, would or should have known of the particular matter referred to.

         (i) "Disclosure Documents" means this Agreement, the Schedules and Exhibits attached hereto and all other contracts, documents, records and other instruments delivered to UAG or Sub on or before the Closing Date.

10.12 SCHEDULES.

         Disclosure of any matter in any Schedule hereto or in the Financial Statements shall be considered as disclosure pursuant to any other provision, subprovision, section or subsection of this Agreement or Schedule to this Agreement.

10.13 SEVERABILITY.

         If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

10.14 TIME IS OF THE ESSENCE.

         Time is of the essence for purposes of this Agreement.

10.14A  MS. HICKMAN.

         The parties hereby acknowledge and agree that the liability of Ms. Hickman in her individual capacity under this Agreement is limited to her obligations under SECTION 9.10 hereof.

10.15 S SHORT YEAR.

         (a) The parties hereto acknowledge that upon the closing of the transactions contemplated by this Agreement, the Company's status as an S corporation for federal income tax purposes shall cease, that the taxable year of the Company in which such closing occurs shall be divided into two (2) short taxable years (a S short year and a C short year). Each of the parties hereto covenants and agrees to make all elections, consents, statements and filings that may be required by the Internal Revenue Code of 1986 to close the Company's books on the last applicable day of the S short year (the "S Short Year").

         (b) The federal and state income tax return for the S Short Year (the "S Tax Returns") shall be prepared, at the Company's expense, by the accounting firm of Faucett, Taylor &

Associates, P.C. ("FTA"). The Company, UAG and Sub covenant and agree to cooperate fully with the Stockholder and FTA in the preparation of the S Tax Returns and to make available to FTA during normal business hours all books, records and information that FTA may reasonably request to complete the preparation of the S Tax Returns in a prompt, timely and complete manner. The S Tax Returns shall be prepared on the same basis, and in a manner consistent with, the principles, methods and practices used in preparing the Company's previous federal income tax returns. Upon FTA's delivery of the completed S Tax Returns to the Company, which delivery shall be no less than 30 days prior to the date thereof, in form and substance reasonably satisfactory to the Company, the Company covenants and agrees to execute and file, and UAG and Sub covenant and agree to cause the Company to execute and file, such S Tax Returns with the appropriate taxing authorities on a timely basis.

         (c) UAG, Sub and the Company covenant and agree that they shall not, without the Stockholder's prior written approval, make any elections or take any action with respect to the S Short Year or any other tax period that precedes the Closing Date which could affect the determination of the Company's or the Stockholder's federal or state income liability for any of such tax periods.

10.16 ESTATE.

         The parties hereby acknowledge and agree that the Stockholder has executed this Agreement in her capacity as Executrix under the Will of James Franklin Hickman, Jr., Deceased, and that the Stockholder has not made, and does not make, any warranties under this Agreement.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                  UNITED AUTO GROUP, INC.


                                  By: /s/ Carl Spielvogel
                                      _________________________________

                                  Name:  Carl Spielvogel
                                  Title: Chief Executive Officer

                                  UAG ATLANTA III, INC.


                                  By: /s/ Carl Spielvogel
                                      _________________________________

                                  Name:  Carl Spielvogel
                                  Title: Chief Executive Officer

                                   HICKMAN NISSAN, INC.


                                  By:  /s/ Lynda Jane Hickman
                                       ________________________________
                                  Name:     Lynda Jane Hickman
                                  Title:    President


                                       /s/Lynda Jane Hickman
                                  ____________________________________
                                  Lynda Jane Hickman, Individually


                                       /s/Lynda Jane Hickman
                                  _____________________________________
                                  Lynda Jane Hickman, as Executrix under the
                                  Will of James Franklin Hickman, Jr., Deceased